                                                                EXHIBIT 10.3

                            ASSET PURCHASE AGREEMENT

                                  by and among


                         LEOPOLD STYLING PRODUCTS, INC.

                                  ("Purchaser")


                            DESIGNS BY NORVELL, INC.

                                   ("Seller")

                                       and

                               JOY NORVELL MARTIN

                                 ("Stockholder")

                              Dated: April 5, 1996

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                                TABLE OF CONTENTS

                                    ARTICLE I

Purchase and Sale of Assets......................................................  2

1.1      Agreement to Purchase and Sell..........................................  2
1.2      Enumeration of Purchased Assets.........................................  2
         (a)      Accounts Receivable............................................  2
         (b)      Vehicles, Furniture, Fixtures and Equipment....................  2
         (c)      Inventory......................................................  2
         (d)      Claims and Rights to Purchased Assets..........................  2
         (e)      Business Contracts.............................................  3
         (f)      Intellectual Property..........................................  3
         (g)      Customer Lists.................................................  3
         (h)      Licenses, Permits and Approvals................................  3
         (i)      Books and Records..............................................  3
         (j)      Computer Software and Hardware.................................  4
         (k)      Leased Personalty..............................................  4
         (l)      Names..........................................................  4
         (m)      Phone Numbers..................................................  4
         (n)      Deposits and Prepaid Expenses..................................  4
1.3      Excluded Assets.........................................................  4
         (a)      Rights Hereunder...............................................  4
         (b)      Corporate Documents............................................  4
         (c)      Seller's Records of Negotiations...............................  4
         (d)      Employee Records...............................................  4
         (e)      Tax Records....................................................  4
         (f)      Assets Relating Solely to Other Divisions......................  5
         (g)      Tax and Insurance Refunds......................................  5
         (h)      Cash...........................................................  5

                                   ARTICLE II

Assumption of Liabilities........................................................  5

2.1      Assumed Liabilities.....................................................  5
         (a)      Trade Payables.................................................  5
         (b)      Payroll Payables...............................................  5
         (c)      First American Bank Debt.......................................  5
         (d)      Liabilities After Closing......................................  5

2.2      Excluded Liabilities.......................................................  5
         (a)      Liabilities Hereunder.............................................  6
         (b)      Legal and Accounting Fees.........................................  6
         (c)      Tax Liabilities...................................................  6
         (d)      Liability to Purchaser for Breach.................................  6
         (e)      Liabilities to Employees..........................................  6
         (f)      Property and Personal Injury Liabilities..........................  6
         (g)      Liability for Medical, Dental and Disability......................  7
         (h)      Liability to Others for Breach....................................  7
         (i)      Liability Regarding Employee Welfare and Pension Benefits.........  7
         (j)      Liability for Violation of Law....................................  7
         (k)      Environmental Laws................................................  7
         (l)      Transfer and Use Tax Liabilities..................................  7
         (m)      ERISA.............................................................  8
         (n)      Employee Grievances...............................................  8
         (o)      Seller's Indebtedness.............................................  8
         (p)      Stockholder and Affiliates........................................  8
         (q)      Liabilities Not Assumed Hereunder.................................  8
2.3      No Expansion of Third Party Rights.........................................  8
2.4      Discharge of Obligations by Seller.........................................  8

                                   ARTICLE III

Purchase Price and Manner of Payment................................................  9

3.1      Purchase Price.............................................................  9
3.2      Payment of Purchase Price..................................................  9
         (a)      Cash at Closing...................................................  9
         (c)      Adjustment to Purchase Price......................................  9
3.3      Allocation of Purchase Price............................................... 10

                                   ARTICLE IV

Representations and Warranties...................................................... 10

4.1      General Statement.......................................................... 10
4.2      Representations and Warranties of Purchaser................................ 11
         (a)      Organization...................................................... 11
         (b)      Power and Authority............................................... 11
         (c)      Enforceability.................................................... 11
         (d)      Conflicts; Consents............................................... 11
         (e)      Accuracy of Documents, Representations and Warranties............. 12

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
4.3   Representations and Warranties of Stockholder...................................... 12
      (a)      Ownership................................................................. 12
      (b)      Power and Authority....................................................... 12
      (c)      Enforceability............................................................ 12
      (d)      Conflicts; Consents....................................................... 12
      (e)      Accuracy of Documents, Representations and Warranties..................... 13
4.4   Representations and Warranties of Seller and Stockholder........................... 13
      (a)      Organization.............................................................. 13
      (b)      Qualification............................................................. 13
      (c)      Ownership................................................................. 13
      (d)      Power and Authority....................................................... 13
      (e)      Enforceability............................................................ 14
      (f)      Conflicts; Consents....................................................... 14
      (g)      Assets.................................................................... 14
      (h)      Ability to Conduct Seller's Business...................................... 15
      (i)      Real Property; Leases..................................................... 15
      (j)      Contracts................................................................. 15
      (k)      Insurance................................................................. 16
      (l)      Intellectual Property..................................................... 16
      (m)      Licenses and Permits...................................................... 17
      (n)      Taxes..................................................................... 17
      (o)      Labor Disputes; Unfair Labor Practices.................................... 17
      (p)      Financial Statements...................................................... 17
      (q)      Books and Records......................................................... 18
      (r)      Liabilities............................................................... 18
      (s)      Subsequent Events......................................................... 19
      (t)      No Material Changes....................................................... 20
      (u)      Renegotiation............................................................. 20
      (v)      ERISA..................................................................... 20
      (w)      Employees and Consultants................................................. 21
      (x)      Litigation................................................................ 22
      (y)      Unasserted Claims......................................................... 22
      (z)      Absence of Product or Service Warranties.................................. 22
      (aa)     Absence of Judicial Orders................................................ 22
      (ab)     Compliance with Law....................................................... 22
      (ac)     Hazardous Materials....................................................... 23
      (ad)     Accuracy of Documents, Representations and Warranties..................... 23
4.5   Further Representations and Warranties of Seller................................... 24
      (a)      Ability to Bear Risk; Business and Financial Knowledge and Experience..... 24
      (b)      Knowledge Respecting Purchaser............................................ 24
      (c)      Absence of Representations and Warranties................................. 24
      (d)      No Distribution........................................................... 24
      (e)      Stock Rights to be Restricted............................................. 24
      (f)      No Registration........................................................... 25
      (g)      No Obligation to Register................................................. 25
      (h)      Legend on Certificate..................................................... 25
      (i)      Stop Orders............................................................... 25
      (j)      Reliance Upon Information................................................. 25

                                    ARTICLE V

Conduct Prior to the Closing................................................. 26

5.1      General............................................................. 26
5.2      Seller and Stockholder.............................................. 26
         (a)      Access to Records.......................................... 26
         (b)      Business in Ordinary Course................................ 26
         (c)      Certain Transactions....................................... 27
         (d)      Employees.................................................. 28
         (e)      Dividends.................................................. 28
         (f)      Confidentiality............................................ 28
         (g)      Exclusivity................................................ 28
         (h)      Consents................................................... 28
         (i)      Releases................................................... 29
         (j)      Minority Stockholder Consents.............................. 29
         (k)      Accounts Receivable........................................ 29
5.3      Purchaser........................................................... 29
5.4      Joint Obligations................................................... 30
         (a)      Notice..................................................... 30
         (b)      Performance................................................ 30

                                   ARTICLE VI

Conditions Precedent to Closing.............................................. 30

6.1      Conditions Precedent to Seller's Obligations........................ 30
         (a)      Truth of Representations and Warranties.................... 30
         (b)      Leases..................................................... 30
         (c)      Leased Premises............................................ 31
         (d)      Assumed Liabilities........................................ 31
         (e)      Obligations Performed by Purchaser......................... 31
         (f)      Purchaser's Closing Certificate............................ 31
         (g)      No Suit, Proceeding or Investigation....................... 31
         (h)      Management Agreement....................................... 31
         (i)      Release from Creditors..................................... 32

6.2      Conditions Precedent to Purchaser's Obligations......................... 32
         (a)      Representations and Warranties................................. 32
         (b)      Inventory...................................................... 32
         (c)      Financing...................................................... 32
         (d)      Obligations Performed by Seller and Stockholder................ 32
         (e)      Consents....................................................... 32
         (f)      Certain Business Contracts..................................... 33
         (g)      Absence of Suits............................................... 33
         (h)      Lease Assumption Agreements.................................... 33
         (i)      Building Lease................................................. 33
         (j)      Closing Certificate of Seller and Stockholder.................. 33
         (k)      Bill of Sale and Documents of Title............................ 34
         (l)      Receipt of Satisfactory Audit Report........................... 34
         (m)      Purchaser's Due Diligence...................................... 34
         (n)      Receipt of Opinion of Counsel for Seller and Stockholder....... 34
         (o)      Disclosure Schedules........................................... 35
         (p)      Management Agreement........................................... 36
         (q)      Consents and Approvals......................................... 36
         (r)      Release from Creditors......................................... 36
         (s)      Schedule of Property and List of Creditors..................... 36

                                   ARTICLE VII

Closing.......................................................................... 36

7.1      Time and Place of Closing............................................... 36
7.2      Form of Documents....................................................... 36
7.3      Purchaser's Deliveries.................................................. 37
         (a)      Funds.......................................................... 37
         (b)      The Stock Rights............................................... 37
         (c)      Good Standing Certificate...................................... 37
         (d)      Bill of Sale, Assignment and Assumption........................ 37
         (e)      Lease Assumption Agreement..................................... 37
         (f)      Closing Certificate............................................ 37
         (g)      Incumbency Certificate......................................... 37
         (h)      Corporate Resolutions.......................................... 37
         (i)      Management Agreement........................................... 37
         (j)      Other Documents................................................ 37
7.4      Seller's Deliveries..................................................... 37
         (a)      Good Standing and Existence Certificates....................... 38
         (b)      Incumbency Certificate......................................... 38
         (c)      Corporate Resolutions.......................................... 38
         (d)      Bill of Sale, Assignment and Assumption........................ 38
         (e)      Closing Certificate............................................ 38
         (f)      Opinion of Counsel............................................. 38
         (g)      Consents and Estoppel Letters.................................. 38
         (h)      The Leases..................................................... 38
         (i)      Releases....................................................... 38

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
         (j)      Management Agreement.................................... 38
         (k)      Other Documents......................................... 38
7.5      Stockholder's Deliveries......................................... 39
         (a)      Closing Certificate..................................... 39
         (b)      The Management Agreement................................ 39
         (c)      The Building Lease...................................... 39

                                  ARTICLE VIII

Post-Closing Agreements................................................... 39

8.1      Maintenance of Existence......................................... 39
8.2      Use of Trademarks................................................ 39
8.3      Back-Up.......................................................... 39
8.4      Third-Party Claims............................................... 39
8.5      Further Assurances............................................... 39
8.6      Inspection of Books and Records.................................. 40
8.7      Payments of Accounts Receivable or Excluded Liabilities.......... 40
         (a)      Delivery of Accounts Receivable......................... 40
         (b)      Nonpayment of Accounts Receivable....................... 40
         (c)      Payment of Disputed Sums................................ 40
8.8      Satisfaction of Obligations and Liabilities...................... 41
8.9      Approval of Seller's Lenders..................................... 41

                                   ARTICLE IX

Post Closing Obligations.................................................. 41

9.1      Obligations of Stockholder....................................... 41
         (a)      Covenant Not to Compete................................. 41
         (b)      Nonsolicitation......................................... 42
         (c)      Trade Secrets and Other Information..................... 42
         (d)      Confidentiality......................................... 42
         (e)      Equitable Relief........................................ 43
         (f)      Severability; Survival.................................. 43
9.2      Obligations of Purchaser......................................... 43
         (a)      Registration Rights..................................... 43
         (b)      Piggyback Registration.................................. 43
         (c)      Information Concerning Holder........................... 44
         (d)      Expenses................................................ 44
         (e)      Acceptance of Underwriting Agreement.................... 44
         (f)      Expiration of Registration Rights....................... 44

                                    ARTICLE X

Indemnification........................................................... 45

10.1     Indemnification by Seller and Stockholder........................ 45

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
         (a)      General................................................ 45
         (b)      Environmental.......................................... 45
         (c)      Bulk Sales Matters..................................... 46
         (d)      Exclusion From Indemnification......................... 47
         (e)      Right of Offset........................................ 47
10.2     Indemnification by Purchaser.................................... 47
         (a)      Exclusion From Indemnification......................... 47
10.3     Notice and Right to Defend Third-Party Claims................... 47

                                   ARTICLE XI

Termination.............................................................. 48

11.1     Right to Terminate.............................................. 48
11.2     Remedies........................................................ 48
         (a)      Proceed to Close....................................... 48
         (b)      Decline to Close....................................... 49
11.3     Events on Termination........................................... 49
11.4     Right to Damages................................................ 49

                                   ARTICLE XII

Miscellaneous............................................................ 50

12.1     Assignability................................................... 50
12.2     Fees............................................................ 50
12.3     No Obligation to Hire........................................... 50
12.4     Notices......................................................... 50
12.5     Entire Agreement................................................ 52
12.6     Non-Waiver...................................................... 52
12.7     Counterparts.................................................... 52
12.8     Severability.................................................... 53
12.9     Applicable Law.................................................. 53
12.10    Construction.................................................... 53

Exhibit A         Bill of Sale, Assignment and Assumption
Exhibit B         Legal Opinion
Exhibit C         Management Agreement

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made and entered into this 5th day of April, 1996, by and among LEOPOLD STYLING PRODUCTS, INC., a Delaware corporation ("Purchaser"); DESIGNS BY NORVELL, INC., a Tennessee corporation ("Seller"); and JOY NORVELL MARTIN ("Stockholder").

                                 R E C I T A L S

         A. seller develops, manufactures and distributes health and beauty care products, accessories and equipment on a wholesale basis in the United States and worldwide (the "Business") through its Bodydrench Division (the "Division"). Seller owns all of the assets and properties relating to or used in connection with the Business.

         B. Stockholder owns 98% of the issued and outstanding capital stock of Seller.

         C. Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller, certain of Seller's assets and properties used by the Division in conducting the Business free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of whatsoever kind and nature, except as otherwise disclosed herein and subject only to certain of Seller's liabilities expressly assumed hereunder, all on the terms and subject to the conditions contained in this Agreement.

         D. Stockholder desires to cause Seller to perform its obligations under this Agreement and to make certain representations to Purchaser in connection with the transactions contemplated by this Agreement.

         E. Seller and Stockholder acknowledge that Purchaser is relying on the representations, warranties and covenants made herein by Seller and the Stockholder in pursuing financing for the transactions contemplated herein.

         F. The Board of Directors of Seller has determined that it would be in the best interests of Seller and its stockholders to sell to Purchaser certain of Seller's assets and properties used by the Division in conducting the Business.

         G. The Board of Directors of Seller has approved the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and will recommend approval of such transactions to Seller's Stockholders.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 AGREEMENT TO PURCHASE AND SELL. On the terms and subject to the conditions contained in this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser (and Stockholder agrees to cause Seller to sell to Purchaser), all of the assets, properties and rights owned by Seller (tangible and intangible), of whatever kind or nature (except only the "Excluded Assets" as hereinafter defined) and wherever situated and located, used by the Division in conducting the Business (hereinafter collectively referred to in this Agreement as the "Purchased Assets"), as more particularly, but not inclusively, referenced in Section hereof. All of the Purchased Assets shall be sold to Purchaser free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of every kind and nature, except only the specific liabilities of Seller to be assumed by Purchaser pursuant to Section hereof and any liens and encumbrances disclosed herein.

         1.2 ENUMERATION OF PURCHASED ASSETS. The Purchased Assets include, without limitation, the following items:

                  (a) ACCOUNTS RECEIVABLE. All accounts receivable and notes and other receivables (excluding accounts receivable from Stockholder, Rick Norvell, Greg Norvell and Andy Martin) (the "Accounts Receivable") relating to the Business, including but not limited to, those set forth on Schedule 1.2(a)(1) hereto, which sets forth the amount of each receivable (note or otherwise) and the name and mailing address respecting each note or receivable as of March 1, 1996 but excluding the accounts receivables set forth on Schedule 1.2(a)(2) hereto.

                  (b) VEHICLES, FURNITURE, FIXTURES AND EQUIPMENT. All of Seller's motor vehicles, furniture, fixtures, equipment, machinery, parts and tools (the "Equipment") used or intended for use by it in connection with the Business, including, but not limited to, the Equipment set forth on Schedule 1.2(b) hereto, except for the objects referred to in Schedule 1.3(i), which Seller shall have replaced with objects of comparable quality prior to Closing and which shall be included as Equipment.

                  (c) INVENTORY. All inventory (including, without limitation, finished goods and supplies) (the "Inventory") relating to the Business conducted by the Division.

                  (d) CLAIMS AND RIGHTS TO PURCHASED ASSETS. All claims and rights (and benefits arising therefrom) related to the Purchased Assets against all persons and entities, including, without limitation, all rights against suppliers under warranties covering any of the Equipment and Inventory, other than claims and rights to tax refunds and insurance refunds and any Excluded Assets.

                  (e) BUSINESS CONTRACTS. All sales orders and sales contracts, quotations, bids, sales and sales representative agreements, service agreements, license agreements, supply agreements, franchise agreements and technical service agreements relating to the Business of the Division (the "Business Contracts"), and including each Business Contracts

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set forth on Schedule 1.2(e) hereto which sets forth an itemized list of the
Business Contracts that Seller reasonably believes will be in effect on the Closing Date and including any other Business Contracts transferrable by Seller. Attached to Schedule 1.2(e) are copies of the Business Contracts.

                  (f) INTELLECTUAL PROPERTY. All intellectual property rights, if any, used in the conduct of or relating to the Business that are owned by or licensed to Seller, including, without limitation, all patents and applications therefor, know-how, unpatented inventions, trade secrets, secret formulas, business and marketing plans, ideas for products or production developed by employees or stockholders of Seller copyrights and applications therefor, trademarks and applications therefor, service marks and applications therefor, trade names and applications therefor, and all names and slogans used by Seller (the "Intellectual Property"), including the Intellectual Property set forth on Schedule 1.2(f) hereto and including any other Intellectual Property transferrable by Seller. Attached to Schedule 1.2(f) are copies of all such business and marketing plans, license agreements, copyrighted materials, trademarks and trade names and all patents, and all applications therefor used in the conduct of or relating to the Business conducted by the Division.

                  (g) CUSTOMER LISTS. All current and historical customer lists, customer records and information relating to the Business conducted by the Division. Schedule hereto sets forth a list of all previous (within the last two (2) years from the date hereof) and existing customers of Seller with respect to the Business of the Division and their last known business addresses.

                  (h) LICENSES, PERMITS AND APPROVALS. All of Seller's licenses, permits, approvals and authorizations of whatsoever kind and type, governmental or private, issued, applied for, or pending (the "Licenses and Permits"), used in the conduct of or relating to the Business of the Division. The Licenses and Permits are set forth on Schedule hereto. Attached to Schedule are copies of all of the Licenses and Permits.

                  (i) BOOKS AND RECORDS. All of Seller's books and records pertaining to the Business, including, without limitation, blueprints, drawings and other technical papers (that are owned or used by Seller and are not otherwise prohibited from transfer by contract between Seller and the owners thereof), and accounts receivable, inventory, maintenance, and asset history records, and excluding all employee and tax records (provided, however, that access to such employee and tax records shall be provided to Seller pursuant to
Section 8.6 hereof).

                  (j) COMPUTER SOFTWARE AND HARDWARE. All computer software and all hardware used or intended for use in connection with the Business, owned, leased or licensed by or to Seller that is not otherwise prohibited from transfer by contract between Seller and the owner thereof.

                  (k) LEASED PERSONALTY. The leasehold interests created by all leases of personal property used in connection with the Business of the Division, under which Seller is a lessee, including those leases that are capitalized leases and any maintenance contracts and deposits in connection therewith (all such personal property that Seller is leasing as lessee shall herein be referred to as "Leased Personalty"), including the Leased Personalty set forth on Schedule hereto and any other Leased Personalty transferrable by Seller. Attached to Schedule are copies of all the lease agreements listed on Schedule .

                  (l) NAMES. All right, title and interest in and to the names "Bodydrench," and any and all names associated with any product sold by the Business through the Division at any time within the preceding 12 months, and any derivations thereof (the "Names").

                  (m) PHONE NUMBERS. All telephone and facsimile numbers used by the Division.

                  (n) DEPOSITS AND PREPAID EXPENSES. All of Seller's deposits and prepaid expenses relating to the Business (the "Deposits"), including, but not limited to the Deposits set forth on Schedule 1.2(n) hereto (including any deposits with respect to the Leased Personalty assumed by Purchaser pursuant to Section hereof) as reduced in the ordinary course of business in accordance with past historical practices.

         1.3 EXCLUDED ASSETS. The following assets of Seller shall be excluded from the purchase and sale contemplated by this Agreement (the "Excluded Assets"):

                  (a)      RIGHTS HEREUNDER. Seller's rights under this
Agreement.

                  (b) CORPORATE DOCUMENTS. Seller's corporate charter, minute and stock record books, and corporate seal.

                  (c) SELLER'S RECORDS OF NEGOTIATIONS. Seller's records relating to the negotiation and sale of Seller's stock or assets.

                  (d) EMPLOYEE RECORDS. All of Seller's records with respect to employees, provided that access thereto shall be provided to Purchaser pursuant to Section 8.6 hereof.

                  (e) TAX RECORDS. All of Seller's books and records with respect to taxes.

                  (f) ASSETS RELATING SOLELY TO OTHER DIVISIONS. All assets of any kind used by Seller solely in the conduct of its business other than the Business through the Division.

                  (g) TAX AND INSURANCE REFUNDS. All tax and insurance refunds due or hereafter owing to Seller.

                  (h) CASH. All cash on hand and in banks as of the Closing Date, and all right, title and interest in and to Seller's bank accounts relating to the Business.

                  (i)      CERTAIN EQUIPMENT. The Equipment set forth on
Schedule 1.3(i).

                                   ARTICLE II

                            ASSUMPTION OF LIABILITIES

         2.1 ASSUMED LIABILITIES. At the Closing, Purchaser shall assume only the following liabilities and obligations of Seller ("Assumed Liabilities"):

                  (a) TRADE PAYABLES. Up to $3,300,000 of Seller's accounts payables owing by Seller, as of the Closing, to vendors with respect to the Business ("Accounts Payable"). Schedule 2.1(a) hereto sets forth an itemized list of all Accounts Payable outstanding as of January 31, 1996, and sets forth the amount of each such Account Payable as of such date.

                  (b) TAXES AND PAYROLL PAYABLES. Up to an aggregate of $560,000.00 of Seller's accrued but unpaid liabilities, as of the Closing, incurred in connection with the Business with respect to payroll and vacation and holiday pay, current accrued payroll taxes and contributions to Seller's 401K plan described in Schedule 4.4(w) for employees of the Division (other than stockholder) (collectively, "Payroll Payables"). Schedule 2.1(b) hereto sets forth an itemized list of all Payroll Payables outstanding as of January 31, 1996, and sets forth the amount of each such Payroll Payable as of such date.

                  (c) FIRST AMERICAN BANK DEBT. Up to $40,000.00 of Seller's outstanding debt owing to First American Bank, as of the Closing, which debt relates solely to the financing of a graphics computer used in connection with the Business.

                  (d) LIABILITIES AFTER CLOSING. Those liabilities and obligations arising from and after the Closing Date under the Business Contracts, and all liabilities and obligations arising from the operation of the Business of the Division after the Closing Date.

         2.2 EXCLUDED LIABILITIES. Except only with respect to the liabilities of Seller expressly assumed by Purchaser in Section 2.1 hereof, Purchaser shall not be obligated to directly or indirectly pay, perform or discharge any other claims, obligations or liabilities of Seller, including, without limitation the following:

                  (a) LIABILITIES HEREUNDER. Any liabilities or obligations of Seller under this Agreement.

                  (b) LEGAL AND ACCOUNTING FEES. Any liabilities for legal and accounting and other expenses incurred by or on behalf of Seller or Stockholder in connection with the negotiation of the transactions contemplated by this Agreement, this Agreement, the sale of the Purchased Assets and the documents related thereto.

                  (c)      TAX LIABILITIES. Except as otherwise provided in
Section 2.1(b) hereof, any tax liabilities or obligations of Seller, whether or not owed on or prior to the Closing Date, including, without limitation, (i) any liabilities (federal, state, local and foreign) for taxes on or measured by Seller's income; (ii) any liabilities for federal, state, local and foreign income and employee FICA taxes that Seller is legally obligated to withhold through the Closing Date whether or not Seller has withheld the same as required by law;
(iii) any liabilities for employer FICA and unemployment taxes; (iv) any liabilities for franchise and excise taxes relating to the corporate status of Seller; (v) any liabilities for property taxes; and (vi) any other taxes of any kind or description.

                  (d) LIABILITY TO PURCHASER FOR BREACH. Any liabilities or obligations of Seller to the extent that their existence or magnitude constitutes or results in a breach of a representation, warranty or covenant made by Seller or Stockholder to Purchaser, or makes the information contained in the Exhibits, the Schedules or the other documents delivered by or on behalf of Seller or Stockholder (or their representatives) pursuant to or in connection with this Agreement or any of the transactions contemplated hereby untrue in any material adverse respect.

                  (e) LIABILITIES TO EMPLOYEES. Any liabilities or obligations of Seller not specifically assumed by Purchaser pursuant to Section 2.1(b) hereof with respect to payroll, bonuses, severance benefits, vacation pay and other employment benefits or sums including, without limitation, FICA, worker's compensation premiums or unemployment taxes to or on behalf of employees of Seller, and any and all liabilities or obligations of Seller, or any Affiliate or subsidiary of Seller, arising under any collective bargaining agreement or union contract. For purposes of this Agreement, the term "Affiliate" shall mean any entity in which Stockholder is an officer or director, or in which Stockholder or the Seller, directly or indirectly, owns or controls ten percent (10%) or more of the equity securities of the entity, or any person related to Stockholder by blood or marriage.

                  (f) PROPERTY AND PERSONAL INJURY LIABILITIES. Any claims against or liabilities of Seller for injury to or death of persons or damage to or destruction of property (including, without limitation, any worker's compensation claim) regardless of when such claim or liability is asserted, including, without limitation, any claim or liability for damages in connection with the foregoing, it being understood and agreed that any claim or liability asserted after the Closing Date arising out of the sale of any product either sold or manufactured by Seller or the performance of any services by Seller prior to the Closing Date, shall be considered to be a claim against or a liability of Seller for injury to or death of persons or damage to or destruction of property and therefore, except as otherwise provided for herein, not assumed hereunder by Purchaser.

                  (g) LIABILITY FOR MEDICAL, DENTAL AND DISABILITY. Any liabilities for medical, dental and disability (both long-term and short-term) benefits, whether insured or self-insured, based upon a condition known to exist on or prior to the Closing Date or for claims incurred or disabilities commencing prior to the Closing Date and any liability for the foregoing, regardless of when accrued and regardless of when any condition existed, that arises by virtue of an employment relationship at any time with Seller.

                  (h) LIABILITY TO OTHERS FOR BREACH. Any liabilities for any breach of any representation, warranty or covenant, or for any claim for indemnification, contained in any contract or other document referred to in
Article I hereof, agreed to be performed pursuant hereto by Purchaser, to the extent that such breach or claim arose out of or by virtue of Seller's performance or nonperformance thereunder prior to the Closing Date, it being understood that, as between Seller and Purchaser, this paragraph shall apply notwithstanding any provisions that may be contained in any form of consent to the assignment of any such contract or document that, by its terms, imposes such liabilities upon Purchaser and which assignment is accepted by Purchaser notwithstanding the presence of such a provision, and that Seller's failure to discharge any such liability shall entitle Purchaser to indemnification in accordance with the provisions of Article X hereof.

                  (i) LIABILITY REGARDING EMPLOYEE WELFARE AND PENSION BENEFITS. Except as provided in Section 2.1(b) hereof, any liabilities or obligations of Seller arising out of or in connection with any of Seller's past or present employee welfare and pension benefit plans, including, without limitation, any of Seller's liabilities or obligations to or on behalf of any past or present employee of Seller arising under any collective bargaining agreement, union contract, union health and welfare fund, or similar program.

                  (j) LIABILITY FOR VIOLATION OF LAW. Any liabilities or obligations of Seller arising out of or in connection with any violation of a statute or governmental rule, regulation or directive, which violation arises out of any act or omission that occurred or commenced prior to the Closing Date.

                  (k) ENVIRONMENTAL LAWS. Any liabilities or obligations of Seller with respect to, or relating to, Environmental Laws (as hereinafter defined), or environmental matters.

                  (l) TRANSFER AND USE TAX LIABILITIES. Any liabilities or obligations of Seller with respect to sales, use or transfer taxes, if any, arising as a result of the transfer of the Purchased Assets by Seller to Purchaser by virtue of the consummation of the transactions contemplated hereby. Purchaser shall pay any tax charged on the retitling of motor vehicles. Purchaser shall deliver to Seller a resale exemption certificate as to Inventory sold hereunder.

                  (m) ERISA. Any liabilities or obligations of Seller with respect to, or arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any Pension Plan, Welfare Plan or Employee Benefit Plan, as each are hereinafter defined or as defined by ERISA, and any related trust agreements or annuity contracts not expressly assumed in Section 2.1(b).

                  (n) EMPLOYEE GRIEVANCES. Any liabilities or obligations of Seller with respect to, or arising under, any grievance brought by any employee of Seller while in the employee of Seller or filed pursuant to any collective bargaining agreement to which Seller is a party or by which Seller is bound.

                  (o) SELLER'S INDEBTEDNESS. Any liabilities or obligations with respect to indebtedness of Seller, including but not limited to indebtedness owing to Dekalb County Bank, Department of Economic & Community Development, Bank One, and Cumberland Area Investment Corp., and any other indebtedness of Seller, except to the extent specifically assumed by Purchaser pursuant to Section 2.1(a), (b) or (c) hereof.

                  (p) STOCKHOLDER AND AFFILIATES. Any and all liabilities or obligations of Seller with respect to any stockholder of Seller or any Affiliate (as defined in Section 2.2(e) hereof) of Seller or any such stockholder.

                  (q) LIABILITIES NOT ASSUMED HEREUNDER. Consistent with and without limitation by the specific enumeration of the foregoing, any and all liabilities or obligations not expressly assumed by Purchaser pursuant to the provisions of Section 2.1 hereof.

         2.3 NO EXPANSION OF THIRD PARTY RIGHTS. The assumption by Purchaser of the Assumed Liabilities, and the transfer thereof by Seller, shall in no way expand the rights and remedies of any third party against Seller or Purchaser as assignee of Seller as compared to the rights and remedies which such third party would have had against Seller or Purchaser as assignee of Seller had Purchaser not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Purchaser of such liabilities shall not create any third party beneficiary rights.

         2.4 DISCHARGE OF OBLIGATIONS BY SELLER. Seller shall make provisions which are reasonably acceptable to Purchaser to discharge any Accounts Payable in excess of the amount assumed by Purchaser pursuant to Section 2.1(a) hereof, any Payroll Payable in excess of the amount assumed by Purchaser pursuant to
Section 2.1(b) hereof and any of the First American Bank Debt in excess of the amount assumed by Purchaser pursuant to Section 2.1(c) hereof.

                                   ARTICLE III

                      PURCHASE PRICE AND MANNER OF PAYMENT

         3.1 PURCHASE PRICE. The purchase price of the Purchased Assets and the Restrictive Covenants of Seller, Stockholder, Rick Norvell, and Greg Norvell as referenced herein (the "Purchase Price"), shall be (i) Eight Million One Hundred Thousand Dollars ($8,100,000), subject to adjustment as set forth in Sections 3.2(c) and 11.2(a) hereof (the "Cash Component"), plus (ii) the assumption of the Assumed Liabilities and (iii) if applicable, the issuance of the Stock Rights (as defined below).

         3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable as follows:

                  (a) CASH AT CLOSING. At the Closing, Purchaser shall pay to Seller, by wire transfer, the Cash Component, subject to Section 5.2(i).

                  (b) STOCK RIGHTS. At the Closing, to the extent that the sum of (i) the Payroll Payable assumed by Purchaser pursuant to Section 2.1(b) hereof and (ii) the First American Debt assumed by Purchaser pursuant to Section 2.1(c) totals less than $600,000, then

Purchaser shall grant to Seller the right (the "Stock Rights") to require Purchaser to deliver to Seller a number of shares of common stock of the Purchaser (the "Common Stock") determined by dividing (A) the amount by which $600,000 exceeds the sum of (i) and (ii) above on the Closing Date by (B) the Agreed Stock Price (as defined below). Such Stock Rights will be exercisable only (1) in the event that Purchaser issues its Common Stock in a public offering at any time during the three year period commencing on the Closing Date, the Seller will be entitled to exercise its Stock Rights at any time during the three (3) month period following the date the Common Stock is first sold in a public offering, or (2) in the event no initial public offering of Purchaser's Common Stock occurs on or before the third anniversary of the Closing Date, the Seller will be entitled to exercise its Stock Rights only during the 30 day period commencing on such third anniversary. In the event the Stock Rights are exercised pursuant to clause (1) of the preceding sentence, the Agreed Stock Price will be deemed to be 120% of the initial public offering price per share of the Common Stock and in the event the Stock Rights are exercised pursuant to clause (2) of the preceding sentence, the Agreed Stock Price will be deemed to be the fair market value per share of the Common Stock as determined by an independent securities dealer acceptable to Seller and Purchaser.

                  (c)      ADJUSTMENT TO PURCHASE PRICE.

                           (i)      If the value of the inventory as of the
Closing Date (as determined by the certified public accountant selected by Purchaser) shall be less than Two Million Dollars ($2,000,000) (the "Minimum Inventory Level"), then the Purchase Price pursuant to this Section 3.2 and the Cash Component thereof pursuant to Section 3.2(a) shall be reduced by an amount equal to the difference between the Minimum Inventory Level and the value of the Inventory as of the Closing Date. For purposes of the calculation of the value of the Inventory in this Section 3.2(c), the value of the Inventory shall not include any Inventory that the Purchaser's certified public accountant deems obsolete. For purposes of this Section 3.2(c)(i), the term "obsolete" shall mean any products that do not have a shelf life of at least 1 year subsequent to Closing.

                           (ii)     If the value of the total Accounts
Receivable as of the Closing Date (as determined by the certified public accountant selected by Purchaser) shall be less than One Million Five Hundred Thousand Dollars ($1,500,000) (the "Minimum Accounts Receivable Level"), then the Purchase Price pursuant to this Section 3.2 and the Cash Component thereof pursuant to Section 3.2(a) shall be reduced by an amount equal to the difference between the Minimum Accounts Receivable Level and the value of the Accounts Receivable as of the Closing Date. For purposes of the calculation of the value of the Accounts Receivable in this Section 3.2(c), the value of the Accounts Receivable shall not include more than One Hundred Thousand Dollars ($100,000) of Aged Accounts Receivable. For purposes of this Agreement, "Aged Accounts Receivable" shall mean any Accounts Receivable that as of the Closing Date has been outstanding for a period in excess of one hundred fifty (150) days.

                           (iii)    If the value of the total Purchased Assets
(including Inventory as calculated pursuant to Section 3.2(c)(i) and Accounts Receivable as calculated pursuant to Section 3.2(c)(ii) (the "Total Assets") as of the Closing Date (as determined by the certified public accountant selected by Purchaser) shall be less than Four Million Five Hundred

Thousand Dollars ($4,500,000) (the "Minimum Asset Level"), then the Purchase Price pursuant to this Section 3.2 and the Cash Component thereof pursuant to
Section 3.2(a) shall be reduced or further reduced, as the case may be, by an amount equal to the difference between the Minimum Asset Level and the value of the Total Assets as of the Closing Date.

         3.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets and the Restrictive Covenants as set forth in
Schedule 3.3 hereto. The allocations will be made in accordance with rules promulgated under Section 1060 of the Internal Revenue Service. The parties agree to report this transaction for federal tax purposes in accordance with this allocation of the Purchase Price.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 GENERAL STATEMENT. The parties make the representations and warranties to each other that are set forth in this Article IV. All such representations and warranties and all representations and warranties that are set forth elsewhere in this Agreement and in any financial statement, exhibit, schedule or document delivered by or on behalf of a party hereto or their representative to the other party pursuant to this Agreement shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any knowledge or belief, investigation or lack of investigation by any of the parties to this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Representations and warranties of the parties are initially made as of the date hereof and are to be true and correct as of the Closing Date; thus, any modifications thereof prior to the Closing Date shall be the subject of notice designated as a "Supplemental Disclosure," communicated as hereinafter set forth in Article 6 hereof and delivered on or before the Closing.

         4.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller and Stockholder to enter into this Agreement and to perform Seller's and Stockholder's obligations hereunder, and with full knowledge that Seller and Stockholder will rely thereon, Purchaser represents and warrants the truth, accuracy and completeness of the following, as of the Closing Date, unless otherwise noted, and subject only to the exceptions specifically set forth in the schedules called for by this Agreement (the "Purchaser Disclosure Schedules"):

                  (a) ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) POWER AND AUTHORITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and the other agreements referenced herein to which Purchaser is a party (the "Other Purchaser Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Purchaser Agreements by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Purchaser's board of directors, and no other corporate proceedings on the part of Purchaser are required to authorize the execution and delivery of this Agreement, the Other Purchaser Agreements or the consummation of the transactions contemplated hereby or thereby.

                  (c) ENFORCEABILITY. This Agreement and the Other Purchaser Agreements have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

                  (d) CONFLICTS; CONSENTS. Neither the execution and delivery of this Agreement and the Other Purchaser Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Certificate of Incorporation or the Bylaws of Purchaser; (ii) any license, instrument, contract or agreement to which Purchaser is a party or by which Purchaser is bound; or
(iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to Purchaser. Neither the execution and delivery of this Agreement or the Other Purchaser Agreements by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby or thereby, will require any consent or approval of, or any filing with, any governmental entity or other person, other than the filings, registrations or qualifications under the federal and state securities laws or "blue sky" laws of any state of the United States of America that may be required to be made or obtained in connection with the issuance of the Stock Rights or the Common Stock.

                  (e) ACCURACY OF DOCUMENTS, REPRESENTATIONS AND WARRANTIES. The copies of all documents furnished to Seller and its representatives by or on behalf of Purchaser and its representatives are true, complete and correct in all material respects. No representation or warranty of Purchaser contained in this Agreement or the Other Purchaser Agreements, and no statement contained in the Exhibits, the Schedules or the other documents delivered by or on behalf of Purchaser or its representatives pursuant to or in connection with this Agreement or the Other Purchaser Agreements or any of the transactions contemplated hereby or thereby contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

         4.3 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. To induce Purchaser to enter into this Agreement and to perform Purchaser's obligations hereunder, and with full knowledge that Purchaser will rely thereon, Stockholder represents and warrants the truth, accuracy and completeness of the following as of the Closing Date, unless otherwise noted, and subject to the exceptions expressly set forth in the Disclosure Schedules attached hereto:

                  (a) OWNERSHIP. Stockholder owns 98% of the issued and outstanding capital stock of Seller free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of whatsoever kind and nature.

                  (b) POWER AND AUTHORITY. Stockholder has full right, power and authority to execute and deliver this Agreement and the other agreements referenced herein and to which Stockholder is a party (collectively the "Other Stockholder Agreements"), and to consummate the transactions contemplated hereby and thereby.

                  (c) ENFORCEABILITY. This Agreement and the Other Stockholder Agreements have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms.

                  (d) CONFLICTS; CONSENTS. Neither the execution and delivery of this Agreement or the Other Stockholder Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) any license, instrument, contract or agreement to which Stockholder is a party or by which Stockholder is bound; or (ii) any law, order, rule regulation, writ, injunction or decree that is applicable to Stockholder. Neither the execution and delivery of this Agreement or the Other Stockholder Agreements by Stockholder, nor the consummation by Stockholder of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, charge, encumbrance or security interest of any nature or type whatsoever with respect to the Purchased Assets. Neither the execution and delivery of this Agreement or the Other Stockholder Agreements by Stockholder, nor the consummation by Stockholder of the transactions contemplated hereby or thereby, will require any consent or approval of, or any filing with, any governmental entity or other person.

                  (e) ACCURACY OF DOCUMENTS, REPRESENTATIONS AND WARRANTIES. The copies of all documents furnished to Purchaser and its representatives by or on behalf of Stockholder or Seller or its or their representatives are true, complete and correct in all material respects. No representation or warranty of Stockholder contained in this Agreement or the Other Stockholder Agreements, and no statement contained in the Exhibits, the Schedules or the other documents delivered by or on behalf of Stockholder or Seller or its or their representatives pursuant to or in connection with this Agreement or the Other Stockholder Agreements, or any of the transactions contemplated hereby or thereby contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

         4.4 REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER. o induce Purchaser to enter into this Agreement and to perform Purchaser's obligations hereunder, and with full knowledge that Purchaser will rely thereon, Seller and Stockholder, jointly and severally, represent and warrant the truth, accuracy and completeness of the following, subject only to the exceptions specifically set forth in the schedules called for by this Agreement (the "Disclosure Schedules"):

                  (a) ORGANIZATION. Seller is a corporation duly organized and validly existing under the laws of the State of Tennessee.

                  (b) QUALIFICATION. Seller has qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification (all of such jurisdictions are referred to herein collectively as the "Foreign Jurisdictions"). Schedule 4.4(b) hereto contains a list of the Foreign Jurisdictions and a list of all addresses at which Seller conducts business or owns or holds assets.

                  (c) OWNERSHIP. The issued and outstanding capital stock of Seller is owned as set forth on Schedule 4.4(c) hereto. The capital stock of Seller owned by Stockholder is free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of whatsoever kind and nature.

                  (d) POWER AND AUTHORITY. Subject to the approval of this transaction by the owners of a majority of the outstanding stock of Seller, Seller has full corporate power and authority (i) to own, operate and lease the Purchased Assets and to carry on the Business as now being conducted, (ii) to execute and deliver this Agreement and the agreements referenced herein and to which Seller is a party (the "Other Seller Agreements"), and (iii) to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Seller Agreements by Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Seller's board of directors and no other corporate proceedings on the part of Seller are required to authorize the execution and delivery of this Agreement, the Other Seller Agreements or the consummation of the transactions contemplated hereby and thereby.

                  (e) ENFORCEABILITY. This Agreement and the Other Seller Agreements have been duly executed and delivered on behalf of Seller and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

                  (f) CONFLICTS; CONSENTS. Neither the execution and delivery of this Agreement and the Other Seller Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Articles of Incorporation or Bylaws of Seller; (ii) any material license, instrument, contract or agreement to which Seller is a party or by which Seller is bound; or (iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to Seller. Neither the execution and delivery of this Agreement or the Other Seller Agreements by Seller, nor the consummation by Seller of the transactions contemplated hereby or thereby, will require any consent or approval of, or any filing with, any governmental entity or other person.

                  (g)      ASSETS.

                           (i)      Seller has good and marketable title to and
rightful possession of all of the Purchased Assets including those reflected in the Balance Sheet (as hereinafter defined) or acquired by it subsequent to the date of the Balance Sheet which is used in or necessary to the operation of the Business (other than those assets disposed of after the date of the Balance Sheet only in the ordinary course of business and not in violation of this Agreement), free and clear of any and all mortgages, liens, pledges, privileges, claims, rights, charges, encumbrances and security interests of whatsoever kind or nature, except: (A) liens for current taxes not yet delinquent; and (B) liens or liabilities disclosed in the Balance Sheet.

                           (ii)    The Inventories of the Division relating to
the Business reflected in the Balance Sheet are stated at not more than the lower of cost or market, with adequate adjustments for obsolete, obsolescent or otherwise not readily marketable items. The Inventories of the Division relating to the Business are in good and merchantable condition. Since the date of the Balance Sheet, there have been no write-downs in the value of the Division's Inventories relating to the business or write-offs with respect to such Inventories.

                           (iii)    The Accounts Receivable of the Seller
relating to the Business reflected in the Balance Sheet and those existing since the date of the Balance Sheet or existing on the books of the Division at the Closing are, to the best of Seller's and Stockholder's knowledge, good and collectible within ninety (90) days thereafter, and none of such Accounts Receivable are subject to the return of the merchandise or other property (other than in the ordinary course of business) the selling price of which is represented thereby, or to offsets or counterclaims, the extent of which is in excess of any reserves for collectibility thereof reflected therein. However, the parties hereto agree that returns of merchandise in aggregate in excess of $5,000 shall not be deemed in the ordinary course of business.

                           (iv)     The Equipment used in, or necessary to the
operation of, the Business reflected in the Balance Sheet and such items of Equipment acquired since the date of the Balance Sheet to the Closing are in good and working condition and repair, subject to normal wear and tear.

                  (h) ABILITY TO CONDUCT SELLER'S BUSINESS. The Purchased Assets constitute all of the assets and properties that are necessary to permit Purchaser to continue to conduct the Business [of the Division] as it is presently being conducted after the Closing.

                  (i) REAL PROPERTY; LEASES. A true, complete and correct list of all real property of every kind, and all interests in real property, that is owned, leased, occupied or used in, or necessary to the operation of, the Business is disclosed in Schedule 4.4(i) hereto.

                  (j) CONTRACTS. Schedule 4.4(j) hereto sets forth, with respect to the Business and the Division, a true, complete and correct list of every (written or oral) (i) union, collective bargaining or similar agreement, together with all amendments thereto or interpretations thereof, such as arbitration decisions and the like, to which the Seller is a party or are bound;
(ii) profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare (including, without limitation, retiree welfare benefit) or incentive plan or agreement maintained or sponsored by Seller, or to which Seller contributes; (iii) plan providing for "fringe benefits" to its employees or former employees, including, but not limited to, vacation, sick leave, severance pay, medical, hospitalization, life insurance and other plans, or related benefits; (iv) employment agreement that is not terminable at will and without penalty on thirty (30) days or less prior written notice or that provides for payments upon or after termination; (v) agency, sales agency, brokerage, wholesaling, franchise, distributorship or similar agreement or contract; (vi) loan agreement or letter of credit; (vii) personal property lease; (viii) security or pledge agreement; (ix) mortgage or deed of trust; (x) purchase commitment to, or contract or agreement with, any supplier; (xi) contract or agreement relating to research and development; (xii) license, authority or permit granted by Seller to any person or entity; (xiii) contract or agreement to which Seller is a party or by which Seller or any of its assets is bound, which reasonably may be expected to involve future obligations or benefits in excess of $5,000 in any one calendar year; and (xiv) contract or agreement to which Seller is a party or by which Seller or any of its assets is bound, which is either individually or collectively material to the condition (financial or otherwise), assets, business or prospects of the Business and the Division (all of the foregoing plans, contracts and agreements are referred to herein collectively as the "Contracts"); provided, however, that "Contracts" shall refer only to the foregoing plans, contracts and agreements related to the Business. Each of the Contracts is in full force and effect and enforceable in accordance with its respective terms and conditions, and (x) there is not existing any default, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an event of default, by Seller or Stockholder or any of them, or any other party thereto under any of the Contracts; (y) no party to any of the Contracts has given any notice of default or termination, nor do Stockholder or Seller have any reason to believe that such notice shall be given; and (z) Seller has not waived any material right under or with respect to any of the Contracts. Seller is not, with respect to the Business and the Division, bound by any agreement or arrangement to sell or provide goods or services at prices below the prevailing market prices therefor, or to purchase goods or services at prices above the prevailing market prices therefor. However, in the normal course of business, Seller utilizes bottom line costing with discounts to distributors based on volume in accordance with Seller's historical practices. Except as disclosed in Schedule 4.4(j) hereto, Seller has no reason to believe that there is a likelihood that any of the customers of or suppliers to the Division will terminate its or their business relationship with Seller for any reason whatsoever; provided, however, Seller and Stockholder cannot guarantee that no such termination will occur. Schedule 4.4(j) hereto, accurately describes all transactions that have occurred on or after March 1, 1991 between Seller and Stockholder, and/or any of the Affiliates (as defined in Section 2.2(e) hereof).

                  (k) INSURANCE. Schedule 4.4(k) hereto contains a description (identifying insurer, coverage, premiums, named insured, deductibles and expiration date) of all policies of fire, liability and other forms of insurance that currently are, or at any time within the past five (5) years have been, maintained in force by or for the account of Seller with respect to the business and assets of the Business and the Division (such policies are hereinafter referred to as the "Policies"). Seller has been continuously, and is presently, insured by insurers unaffiliated with Stockholder or Seller with respect to its or their property and the conduct of its business in such amounts and against such risks as are adequate to protect its business and assets, including, without limitation, liability insurance. The insurance coverage provided by the Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby. At no time subsequent to March 1, 1991, has Seller been denied insurance or indemnity bond coverage. At no time subsequent to March 1, 1991, has any insurance carrier cancelled or reduced any insurance coverage for Seller or given any notice or other indication of its intention to cancel or reduce any such coverage.

                  (l) INTELLECTUAL PROPERTY. Seller owns or holds all of the rights to use all trademarks, trade names, fictitious names, service marks, patents and copyrights that are used in or necessary to the operation of the Business. Schedule 1.2(f) hereto sets forth a true, complete and correct list of all of the Intellectual Property owned or used by the Division. None of the matters covered by the Intellectual Property, nor any of the products or services sold or provided by the Division, nor any of the processes used or the business practices followed by the Division, infringes or has infringed upon any trademark, trade name, fictitious name, service mark, patent or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Seller is not, and following the Closing Purchaser will not be, obligated to pay any royalty or other payment with respect to any of the Intellectual Property, except as disclosed in Schedule 4.4(l). To the best of Seller's and Stockholder's knowledge, no person or entity is producing, providing, selling or using products or services that would constitute an infringement of any of the Intellectual Property.

                  (m) LICENSES AND PERMITS. Schedule 1.2(h) hereto contains a true, correct and complete list of all Licenses and Permits necessary for the conduct of the Business of the Division as conducted by Seller. Seller has all Licenses and Permits necessary for the conduct of the Business of the Division as conducted by Seller and the ownership and use of its assets, properties and the premises occupied by it, and the conduct of its business plan as presently contemplated by Seller.

                  (n) TAXES. All federal, state, county and local taxes, including without limitation, income, excise, payroll, sales, use, unemployment, social security, occupation, franchise, property, and other taxes, duties or charges (collectively, "Taxes") levied, assessed or imposed upon Seller with respect to the Business, the Division, and the Purchased Assets have been duly and fully paid or have been adequately provided for on the Financial Statements (as hereinafter defined). In addition, all returns and reports with respect to Taxes required by law or regulation to be filed by Seller, on or prior to the date hereof shall have been duly and timely filed. There are no agreements, waivers or other arrangements (oral or written) providing for extensions of time with respect to the assessment or collection of unpaid Taxes (other than a written agreement regarding the payment of delinquent payroll taxes) nor are there any actions, suits, proceedings, inquiries, investigations or claims of any nature or kind whatsoever now pending or, to the best knowledge and belief of Seller and Stockholder, threatened, against Seller with respect to any such returns or reports, or any such Taxes, or any matters under discussion with any federal, state, county or local authority relating to Taxes.

                  (o) LABOR DISPUTES; UNFAIR LABOR PRACTICES. There is not pending nor, to the best knowledge and belief of Seller and Stockholder, threatened, any labor dispute, grievance, strike or work stoppage involving any of the employees of Seller that affects or that may affect the financial condition, business, operations, assets or prospects of the Business or the Division. There is not pending nor, to the best knowledge and belief of Seller and Stockholder, threatened, any charge or complaint against or involving Seller, or any of its officers or employees, by the National Labor Relations Board, the Occupational Health and Safety Administration, the Department of Labor, or any similar federal, state or local board or agency, or any representative thereof. There are no unfair employment or labor practice charges presently pending nor, to the best knowledge and belief of Seller and Stockholder, after due inquiry, threatened, by or on behalf of any employee of Seller with respect to the Business or the Division.

                  (p)      FINANCIAL STATEMENTS.

                           (i)      Seller and Stockholder have previously
furnished Purchaser with true, complete and correct copies of the unaudited financial statements of Seller and the Division as of and for the twelve (12) month period ended December 31, 1995 (the "Financial Statements"). The Financial Statements are attached as Schedule 4.4(p) hereto. The Financial Statements contain (a) a balance sheet of Seller and the Division as of December 31, 1995 (the "Balance Sheet"), (b) a statement of income and claimed earnings for Seller and the Division for the twelve (12) month period ended December 31, 1995 (the "P&L"), and (c) any notes related thereto. The Financial Statements have been prepared on an accrual basis from the books and records of Seller and the Division and in accordance with generally accepted accounting principles. The Balance Sheet fairly presents the financial position of Seller and the Division as of the date thereof. The P&L fairly presents the results of the operations of Seller and the Division for the twelve (12) month period ended December 31, 1995.

                           (ii)     With respect to the Division, Seller has no
liabilities or obligations, fixed or contingent, accrued or unaccrued, that are not reflected, adequately reserved against or otherwise disclosed on the Balance Sheet, excepting only those liabilities and obligations incurred by Seller in the ordinary course of its business between the date of the Balance Sheet and the Closing Date, none of which liabilities is individually or collectively material, incurred in violation of this Agreement, or would require accrual and/or disclosure under generally accepted accounting principles.

                  (q) BOOKS AND RECORDS. Seller's books and records of the Division with respect to its assets, business, operations, properties and prospects have been maintained in accordance with generally accepted accounting principles and in the usual, regular and ordinary manner, and all entries with respect thereto have been made and all transactions have been properly accounted for. All applicable corporate and other materials laws relating to the maintenance of such books and records have been complied with by Stockholder and Seller in all material respects.

                  (r)      LIABILITIES. Except as either fully disclosed in
Schedule 4.4(r) hereto, or fully and properly reflected on or reserved for in the Balance Sheet or incurred by Seller, with respect to the Business, the Division or the Purchased Assets, after the date of the Balance Sheet only in the ordinary course of business, not in violation of this Agreement, none of which are either individually or collectively material and none of which would require accrual or disclosure under generally accepted accounting principles, Seller, with respect to the Business, the Division, or the Purchased Assets, has no (i) debts, liabilities or obligations of a nature required to be reflected or disclosed in financial statements prepared in accordance with generally accepted accounting principles, or (ii) other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, relating to or arising out of any act, transaction, circumstance or state of facts that occurred or existed on or before the date of the Balance Sheet. Since the date of the Balance Sheet, Seller has not incurred any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, with respect to the Business, the Division or the Purchased Assets, other than debts, liabilities and obligations incurred in the ordinary course of business, none of which are either individually or collectively material and none of which would require accrual or disclosure under generally accepted accounting principles. Schedule 4.4(r) hereto contains a true, complete and correct list of all contracts and agreements with respect to the Business, the Division, or the Purchased Assets, pursuant to which Seller has guaranteed or indemnified any debt (other than the endorsement of checks in the ordinary course of business), liability or obligation of any other person or entity, including, without limitation, any Stockholder or any Affiliate (including, without limitation, the execution of any document obligating Seller with respect to any performance or other bond), or pursuant to which Seller has pledged or otherwise encumbered any of the assets and properties used in, or necessary to the operation of, the Business. Except as disclosed in Schedule 4.4(r) hereto, the Division is not indebted to Stockholder or any of the Affiliates, nor is Stockholder or any Affiliate, indebted to the Division, nor are any Purchased Assets subject to any lien or claim of Stockholder or Affiliate.

                  (s) SUBSEQUENT EVENTS. Except as disclosed in Schedule 4.4(s), since the date of the Balance Sheet, neither Seller nor Stockholder, with respect to the Business, the Division, and the Purchased Assets, have:

                           (i)      created or suffered to exist any material
liens or encumbrances with respect to any of the Purchased Assets which have not been discharged, other than liens for nondelinquent taxes;

                           (ii)     sold or transferred any of the Purchased
Assets except Inventory;

                           (iii)    suffered any material loss, or material
interruption in use, of any of the Purchased Assets (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                           (iv)     suffered any material and adverse change in
its business, business activities, business prospects, or condition (financial or otherwise) with respect to the Business or the Division;

                           (v)      written off any Equipment as unusable or
obsolete or for any other reason;

                           (vi)     waived any material rights; (VII) paid any
Affiliate or been charged by any Affiliate for goods sold or services rendered, or paid any Affiliate or been charged by any Affiliate for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

                           (viii)   paid, declared or set aside any dividends or
other distributions using any of the Purchased Assets on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class;

                           (ix)     incurred or committed to incur any
individual capital expenditures with respect to the Business in excess of $5,000 or in the aggregate in excess of $25,000;

                           (x)      incurred any indebtedness for borrowed
money;

                           (xi)     increased the compensation payable to any
employee of the Business except in the ordinary course of business;

                           (xii)    paid or incurred any management or
consulting fees with respect to the Business;

                           (xiii)   hired any employee with respect to the
Business who shall have an annual salary in excess of $25,000; and

                           (xiv)    without limitation by the enumeration of any
of the foregoing, entered into any material transaction other than in the usual and ordinary course of business (the foregoing representation and warranty shall not be deemed to be breached by virtue of the entry by Seller or Stockholder into this Agreement or their consummation of the transactions contemplated hereby).

                  (t) NO MATERIAL CHANGES. Seller has not suffered or been threatened with any material adverse change in the Division's business or financial condition, business activities, or business prospects, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any material relationship between the Division and any of its customers, suppliers or key employees.

                  (u) RENEGOTIATION. Seller is not subject to any legal obligations to renegotiate, nor does Stockholder have any knowledge or reason to believe that there exists any claim or legal right to renegotiate, any contract, loan, agreement, lease, sublease or instrument with respect to the Business, the Division or the Purchased Assets, to which Seller is now or has been bound.

                  (v)      ERISA.

                           (i)      Seller does not maintain, administer or
contribute to, and did not at any time during the past three (3) years, maintain, administer or contribute to, with respect to the Business, the Division or the Purchased Assets, any (A) employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) (except for the employee pension benefit plans disclosed in Schedule 4.4(v) hereto, which are hereinafter referred to as the "Pension Plans"); (B) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) (except for the employee welfare benefit plans disclosed in
Schedule 4.4(v) hereto, which are hereinafter referred to as the "Welfare Plans"); or (C) bonus, deferred compensation, stock purchase, stock option, severance plan, insurance or similar arrangement

(except for the plans, insurance or similar arrangements disclosed in Schedule 4.4(v) hereto, which are hereinafter referred to as the "Employee Benefit Plans").

                           (ii)     All Pension Plans, Welfare Plans and
Employee Benefit Plans and any related trust agreements or annuity contracts (or any related trust instruments) with respect to the Business, the Division or the Purchased Assets, comply with and are and have been operated in accordance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), other federal statutes, state law and the regulations and rules promulgated pursuant thereto. All necessary governmental approvals for the Pension Plans, the Welfare Plans and the Employee Benefit Plans, with respect to the Business, the Division or the Purchased Assets, have been obtained, and/or a favorable determination as to the qualification under the Code of each of the Pension Plans and each amendment thereto has been made by the Internal Revenue Service, and all of the Pension Plans remain qualified under the Code.

                           (iii)    No Pension Plan, no Welfare Plan, no
"disqualified person" (as such term is used in Section 4975(c)(1) of the Code) has engaged, and neither the Seller nor Stockholder has engaged, in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) other than any such transaction which is exempt under Section 408 of ERISA or Section 4975(d) of the Code, with respect to the Business, the Division or the Purchased Assets.

                           (iv)     Seller has not incurred any liability to the
Pension Benefit Guaranty Corporation ("PBGC"), with respect to the Business, the Division or the Purchased Assets, as a result of the voluntary or involuntary termination of any Pension Plan subject to Title IV of ERISA; there is currently no active filing by Seller with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Pension Plan subject to Title IV of ERISA maintained or funded, in whole or in part, by Seller, with respect to the Business, the Division or the Purchased Assets, and Seller has not made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                  (w) EMPLOYEES AND CONSULTANTS. Schedule 4.4(w) hereto contains a true and complete list of all of the employees of Seller employed with respect to the Business, the Division or the Purchased Assets. Except as disclosed in Schedule 4.4(w), each such employee's employment with Seller relates solely to the Business. Except as disclosed in Schedule 4.4(w) hereto, there are no oral or written agreements or other arrangements with respect to employees or consultants with respect to the Business, the Division or the Purchased Assets, to which Seller is a party, or by which Seller is bound, and the employment of each employee of Seller is terminable at will, without cost to Seller other than payment of salary, earned bonuses, accrued personal days and accrued vacation. Except for any amounts accruing from Seller up to the Closing Date with respect to the 401(k) Employee Benefit Plan of Seller disclosed in
Schedule 4.4(w) hereto, Seller does not owe any past or present employee of the Division any sum other than for accrued wages or salaries for the current payroll period, reimbursable expenses, accrued vacation and holiday pay, sick leave rights and amounts payable under Employee Benefit Plans, and all of such sums that accrue from the date hereof until the

Closing, excluding such sums that are Assumed Liabilities of Purchaser under
Section 2.1, shall be paid by Seller on or prior to the Closing Date.

                  (x) LITIGATION. Except as disclosed in Schedule 4.4(x) hereto, there is no litigation or proceeding, in law or in equity, and there are no proceedings or investigations or inquiries before any commission or other governmental or private administrative authority, pending, or to the best knowledge and belief of Seller and Stockholder, after due inquiry, threatened, against Seller with respect to or affecting the business or financial condition of the Business, the Division, the Purchased Assets, or the consummation of the transaction herein contemplated, or with respect to or affecting the Pension Plans, Welfare Plans or Employee Benefit Plans of Seller or the use of the Purchased Assets (either by Purchaser or Seller after the Closing Date or by Seller prior thereto).

                  (y) UNASSERTED CLAIMS. There are no facts with respect to the Business, the Division or the Purchased Assets that, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding that, if asserted or conducted with results unfavorable to Seller, would have a material adverse effect on the business or financial condition of the Business or the Division or the consummation of the transactions herein contemplated, or the use of the Purchased Assets after the Closing.

                  (z) ABSENCE OF PRODUCT OR SERVICE WARRANTIES. Except as disclosed in Schedule 4.4(z) hereto, neither Seller nor any officer, director, employee or agent of Seller, has made any oral or written warranties with respect to the quality or absence of defects of the products or services of the Business or the Division that Seller has sold or performed, and that are in force as of the date hereof. There are no material claims pending or, to the best knowledge and belief of Seller and Stockholder, anticipated or threatened against Seller with respect to the quality of or absence of defects in such products or services. Seller has not been required to pay direct, incidental or consequential damages to any person in connection with any of such products or services at any time during the five (5) year period preceding the date hereof.

                  (aa) ABSENCE OF JUDICIAL ORDERS. Neither Seller nor Stockholder is a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting its properties, assets, personnel or business activities of the Business or the Division.

                  (ab) COMPLIANCE WITH LAW. Seller, the conduct of the Business, the use by Seller of Seller's properties, assets and personnel, the provision of Seller's services, and the business activities of the Division are in compliance with all applicable laws, and Seller is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law or regulation of or agreement with, or any license, permit, approval or authority from, any governmental or private authority or body to which any of its properties, assets, personnel or business activities are subject, the non-compliance with, or violation of, which would have a material and adverse effect on the Business or the Division, including, without limitation, laws and regulations and the common law relating to occupational health and safety; equal employment opportunities, fair employment practices, and sex, race, religion and age discrimination; medicare, medicaid or other healthcare activities; and the environment (including, without limitation, laws, regulations and the common law relating to: toxic or hazardous substances or solid or hazardous waste treatment, storage, disposal, generation and transportation; air, water and noise pollution; ground water contamination, the handling, transportation, storage, release or threatened release into the environment of hazardous materials or hazardous substances; storage tanks, vessels and related equipment; the protection of wildlife, marine sanctuaries or wetlands; reporting or notification for hazardous and extremely hazardous substances; the protection of natural resources and the health and safety of employees and other persons (collectively referred to as "Environmental Laws")). Except as set forth in
Schedule 4.4(ab) hereto, Seller has not received notice of any violation of a type referred to in any portion of this Section 4.4(ab).

                  (ac) HAZARDOUS MATERIALS. There has been no storage, treatment, generation, discharge, transportation or disposal of industrial, toxic or hazardous substances or solid or hazardous waste by, or on behalf of, Seller with respect to the Business, the Division or the Purchased Assets in violation of any Federal, state or local law, statute, rule or regulation or the common law or any decree, order, arbitration award or agreement with or any license or permit from any Federal, state or local governmental authority. There has been no spill, discharge, leak, emission, injection, escape, dumping, or release of any kind by, or on behalf of, Seller, with respect to the Business, the Division or the Purchased Assets, into the environment (including, without limitation, into air, water or ground water) of any materials including, without limitation, industrial, toxic or hazardous substance or solid, medical or hazardous waste, as defined under any Federal, state or local law, statute, rule or regulation other than those releases permissible under such law, statute, rule or regulation or allowable under applicable permits. Schedule 4.4(ac) hereto sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers, with respect to the Business, the Division or the Purchased Assets, that are subject to Federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated with respect thereto.

                  (ad) ACCURACY OF DOCUMENTS, REPRESENTATIONS AND WARRANTIES. The copies of all documents furnished to Purchaser, or any of its representatives by or on behalf of Seller or Stockholder or any of their representatives are true, complete and correct in all material respects. No representation or warranty of Seller or Stockholder contained in this Agreement or the Other Seller Agreements, and no statement contained in the Exhibits, the Schedules or the other documents delivered by or on behalf of Seller or Stockholder or their representatives pursuant to or in connection with this Agreement or the Other Seller Agreements or any of the transactions contemplated hereby or thereby contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

         4.5 FURTHER REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Purchaser to enter into this Agreement and for the benefit of Purchaser, Seller further represents and warrants as follows:

                  (a) ABILITY TO BEAR RISK; BUSINESS AND FINANCIAL KNOWLEDGE AND EXPERIENCE. Seller (i) can bear the economic risk of the acquisition of the Stock Rights, including the complete loss of its investment, and (ii) has sufficient knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of its acquisition of the Stock Rights.

                  (b) KNOWLEDGE RESPECTING PURCHASER. Seller (i) knows or has had the opportunity to acquire all information concerning the business, affairs, financial condition, plans and prospects of Purchaser which Seller deems relevant to make a fully informed decision respecting the acquisition of the Stock Rights, (ii) has been encouraged and has had the opportunity to rely upon the advice of Seller's and Stockholder's legal counsel and accountants and other advisers with respect to the acquisition of the Stock Rights; and (iii) has had the opportunity to ask such questions and receive such answers and information respecting, among other things, the business, affairs, financial condition, plans and prospects of Purchaser and the terms and conditions of the purchase of the Stock Rights as Seller has requested so as to more fully understand its investment.

                  (c) ABSENCE OF REPRESENTATIONS AND WARRANTIES. Seller confirms that neither Purchaser nor anyone purportedly acting on behalf of Purchaser has made any representations, warranties, agreements or statements other than those contained herein respecting the business, affairs, financial condition, plans or prospects of Purchaser nor has Seller relied on any representations, warranties, agreements or statements in the belief that they were made on behalf of any of the foregoing nor has Seller relied on the absence of any such representations, warranties, agreements or statements in reaching its decision to acquire the Stock Rights.

                  (d) NO DISTRIBUTION. Seller is acquiring the Stock Rights for Seller's own account without a view to public distribution or resale, Seller does not have any contract, undertaking, agreement or arrangement to transfer, sell or otherwise dispose of any portion of the Stock Rights or any interest therein to any other person.

                  (e) STOCK RIGHTS TO BE RESTRICTED. Seller understands that the Stock Rights will be restricted securities within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "1933 Act").

                  (f) NO REGISTRATION. Seller understands that the Stock Rights will not be registered under the 1933 Act or the securities laws of any state and must be held indefinitely without any transfer, sale or other disposition unless the Stock Rights are subsequently registered under the 1933 Act and the securities laws of any applicable states or, in the opinion of counsel for Seller, registration is not required under the 1933 Act or such state securities laws as the result of an available exemption.

                  (g)      NO OBLIGATION TO REGISTER. Seller understands that
(i) except as provided in Section 9.2 hereof, Purchaser will be under no obligation to register the Stock Rights under the 1933 Act or the securities laws of any state or to take any action which would make available any exemption from such registration and (ii) Seller therefore may be precluded from transferring, selling or otherwise disposing of the Stock Rights or any interest therein for an indefinite period of time or at any particular time.

                  (h) LEGEND ON CERTIFICATE. Seller understands and agrees that there shall be endorsed on the certificates evidencing the Stock Rights a legend substantially to the following effect:

         "THE STOCK RIGHTS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE 'RESTRICTED SECURITIES' AS DEFINED BY RULE 144 UNDER THAT ACT. THE STOCK RIGHTS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE STOCK RIGHTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IN LIEU THEREOF, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THIS COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT. WITHOUT LIMITING THE FOREGOING, THE STOCK RIGHTS MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THIS COMPANY THAT SUCH TRANSFER, SALE OR OTHER DISPOSITION DOES NOT VIOLATE THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION OR ANY RULES OR REGULATIONS THEREUNDER."

                  (i) STOP ORDERS. Seller understands that Purchaser and its transfer agent, if any, may refuse to effect a transfer, sale or other disposition of any of the Stock Rights by Seller or its respective successors or assigns otherwise than as contemplated hereby.

                  (j) RELIANCE UPON INFORMATION. Seller understands that the Stock Rights are being issued in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth therein in order to determine the suitability of Seller to acquire the Stock Rights.

                                    ARTICLE V

                          CONDUCT PRIOR TO THE CLOSING

         5.1 GENERAL. Seller, Stockholder and Purchaser shall have the rights and obligations with respect to the period between the date hereof and the Closing Date set forth in the remainder of this Article V.

         5.2 SELLER AND STOCKHOLDER. The following are the obligations of Seller and/or Stockholder:

                  (a) ACCESS TO RECORDS. Seller, Stockholder and Seller's employees, officers, agents, representatives and accountants shall fully cooperate with Purchaser, and shall give to Purchaser's officers, agents, representatives, employees, attorneys, consultants and accountants reasonable access during normal business hours to all of the properties, books, contracts, documents and records of Seller, with respect to the Business, the Division or the Purchased Assets, excluding the minutes of Seller's meetings and negotiations with other prior prospective purchasers of the stock or assets of Seller, and shall furnish to Purchaser such information as Purchaser may at any time and from time to time reasonably request. Seller and Stockholder understand and agree that prior to the Closing, Purchaser's certified public accountants shall perform an audit with respect to Seller and the Division, and Seller and Stockholder agree to cooperate fully with Purchaser's accountants.

                  (b) BUSINESS IN ORDINARY COURSE. Seller shall carry on the Business as heretofore carried on and will not order, sell, purchase or lease any products, Inventory, Equipment, Leased Personalty, or other items, or dispose of any of its assets or leased property, or issue any quotations, or prepay any of its material obligations, hire or discharge any employee or officer or, without limitation by specific enumeration of the foregoing, enter into any other transaction, except in the usual and ordinary course of the Business in accordance with Seller's past practices. Without limiting the generality of the foregoing, Seller will not, insofar as any of the following has any material effect on the Business, the Division or the Purchased Assets,
(i) except as otherwise authorized in this Section, grant any increase in the compensation payable or to become payable by the Division to any of its directors, officers, employees or agents, other than normal merit and cost-of-living increases to employees in accordance with Seller's general prevailing practices existing prior to the date of this Agreement; (ii) acquire, or enter into any agreement or understanding (oral or written) to acquire, the stock, assets or business or goodwill of any other person, firm or other entity;
(iii) enter into or amend any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefits plan, trust agreement or arrangement, or any employment, compensation or consulting agreement involving or affecting any group of employees or consultants or any single employee or consultant earning a total annual compensation in excess of $25,000; (iv) incur any indebtedness for borrowed money; (v) declare or pay dividends or make any other distributions with respect to its capital; (vi) make any payments (other than normal payments of salaries as an employee of Seller, made in the ordinary course) to Stockholder or Affiliate; or (vii) permit any receivable relating to the Business due from Stockholder or Affiliate to increase or decrease from the level reflected on the Balance Sheet.

                  (c) CERTAIN TRANSACTIONS. Seller shall not, without the prior written consent of Purchaser:

                           (i)      create or suffer to exist any material liens
or encumbrances with respect to any of the Purchased Assets which shall not be discharged at or prior to the Closing Date, other than liens for nondelinquent taxes;

                           (ii)     sell or transfer any material assets or
property used in, or necessary for the operation of, the Business (including sales and transfers to an Affiliate);

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
                           (iii)    make any material change in the conduct or
nature of any aspect of the Business, whether or not in the ordinary course of business or whether or not the change has or will have a material adverse affect on the business activities or financial condition of the Division.

                           (iv)     waive any material rights affecting the
Business, the Division, or the assets and properties to be purchased under this Agreement;

                           (v)      pay any Affiliates or be charged by any
Affiliates more than $2,000 for goods sold or services rendered or be charged by any Affiliates for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses with respect to the Business;

                           (vi)     incur or commit to incur any individual
capital expenditures in excess of $10,000 or in the aggregate in excess of $50,000 with respect to the Business;

                           (vii)    materially increase the compensation payable
to any employee in the Division;

                           (viii)   pay or incur any management or consulting
fees with respect to the Business, except Seller may continue to pay $3,000 per month to Susan Jorenby;

                           (ix)     allow the Division to hire any employee who
shall have an annual salary in excess of $25,000;

                           (x)      incur any indebtedness for borrowed money
other than up to $500,000 from Bank One for the purchase of new products for sale by the Division;

                           (xi)     make any prepayments (but shall make
required payments) under or with respect to any Accounts Payable with respect to the Business; and

                           (xii)    without limitation by the enumeration of any
of the foregoing, enter into any material transaction other than in the usual and ordinary course of business with respect to the Business.

                  (d) EMPLOYEES. Seller and Stockholder shall use their best efforts to retain the Business intact, including keeping available the services of Seller's present employees, representatives and agents.

                  (e) DIVIDENDS. Seller shall refrain from making or paying any dividend or other distribution using any of the Purchased Assets with respect to its capital stock or otherwise, or purchasing, redeeming or otherwise acquiring any shares of its capital stock that requires Seller to use any of the Purchased Assets.

                  (f) CONFIDENTIALITY. Except as disclosed to Purchaser, Seller and Stockholder will maintain as confidential the discussions between them and Purchaser, and the terms and conditions of this Agreement, and except as required by law will not make any trade press or other announcement or disclosure in relation to such discussions whether before or after Closing, and if the Closing shall not occur then at all times thereafter, without the prior written consent of Purchaser.

                  (g) EXCLUSIVITY. Seller and Stockholder will negotiate the sale of the Purchased Assets with Purchaser and its affiliates only, and will not directly or indirectly enter into any discussion with or disclose any information in relation to Seller or the Business to any other person prior to August 31, 1996, with a view to a sale that would include all or a portion of the Purchased Assets. Seller and Stockholder shall promptly advise Purchaser of any initiatives after the date hereof by any other person, firm or other entity to so acquire the assets of the Business or the Division and the terms and conditions thereof.

                  (h) CONSENTS. Seller and Stockholder shall use their best efforts and make every good faith attempt to obtain any consent and estoppel letters required to transfer the Purchased Assets or otherwise reasonably requested by Purchaser in connection with the assignment of, or alternate arrangements satisfactory to Purchaser with respect to, any Material Business Contract, Personalty Lease, lease, consent, license, agreement, or other instrument, permit, or governmental or private agreement or authorization including, without limitation, required consents and estoppel letters from those persons, firms, corporations or other entities, set forth in Schedule 5.2(h) hereto, which are to be assigned to Purchaser hereunder and which may be required for such assignment to be effective, the failure to obtain any of which would have a material adverse effect on Purchaser's use or enjoyment of the Purchased Assets. For purposes of this Section 5.2(h), Material Business Contracts shall be defined as any single contract that has or may reasonably be expected to produce revenue to the Division of more than $25,000 in any year, or any group of contracts that collectively with other contracts produces or may reasonably be expected to produce revenues of more than $50,000 in any year.

                  (i) RELEASES. Promptly after the execution of this Agreement, Seller and Stockholder shall use their best efforts and make every good faith attempt to obtain releases in form and substance satisfactory to Purchaser with respect to each of the Excluded Liabilities, including but not limited to releases with respect to each of the indebtednesses of Seller set forth in Section 2.2(o) hereof. Within thirty (30) days after the execution of this Agreement, Seller shall provide to Purchaser evidence satisfactory to Purchaser that a release with respect to each such Excluded Liability in excess of $25,000 will be obtained. If Seller fails to obtain releases in form and substance satisfactory to Purchaser with respect to any Excluded Liabilities in excess of $25,000 prior to the Closing Date, Purchaser shall deduct from the Cash Component an amount equal to the full amount (including any interest accruing thereon) of each of such Excluded Liabilities for which release has been obtained ("Unreleased Excluded Liabilities") and deposit such deducted amount into an escrow account (the "Escrowed Funds") at Closing with an escrow agent mutually agreeable to the parties hereto. On or prior to the Closing Date, Purchaser and Seller shall enter into an Escrow Agreement with the escrow agent which shall authorize the escrow agent (1) to pay the Unreleased Excluded Liabilities in accordance with the terms thereof and (2) upon payment in full or release of each of the Unreleased Excluded Liabilities, to remit the remainder of the Escrow Funds to Seller.

                  (j) MINORITY STOCKHOLDER CONSENTS. Seller and Stockholder shall exercise their best efforts and make every good faith attempt to obtain a consent, in form and substance satisfactory to Purchaser, to the transactions contemplated by this Agreement from all of Seller's stockholders that are not a party to this Agreement.

                  (k) ACCOUNTS RECEIVABLE. Notwithstanding any of the foregoing, Seller shall use its best efforts to collect on its most aged accounts receivables first.

         5.3 PURCHASER. From and after the date of this Agreement until the Closing, or in the event that the Closing shall not occur then thereafter, Purchaser shall not disclose to any third party (other than to its directors, officers, and employees having a need to know such information in connection with the transaction contemplated hereby, or to its attorneys, accountants, consultants and lenders), or use for any purpose other than as contemplated by this Agreement, any proprietary information regarding Seller; provided, however, that Seller and Stockholder acknowledge that during the period from the date of this Agreement to the Closing Date, Purchaser and its representatives intend to engage in discussions with the current and past accountants, lenders and vendors of Seller and expressly authorize Purchaser and its representatives during the course of such discussions to use any of the information regarding Seller or the Business as Purchaser and/or its representatives deems necessary and provided further that Seller and Stockholder shall hold Purchaser and its representatives harmless against the disclosure of any information during the course of such discussions. Purchaser acknowledges that during the negotiations leading to this Agreement and as required by the terms and conditions hereof, Seller shall have disclosed certain information relating to all aspects of its business, including but not limited to the Division's finances, its methods of doing business, and its pricing (internal and that of its customers). Purchaser acknowledges that certain of this information may be proprietary information of Seller which information, if proprietary, Purchaser agrees not to disseminate to others except as hereinabove described, nor to use or permit to be used through its agents, employees or others on behalf of Purchaser to damage Seller. The preceding two (2) sentences shall not apply to information that (i) is, was, or becomes generally known or available to the public or the industry other than as a result of a disclosure by Purchaser in violation of this Agreement; (ii) was previously known by Purchaser; (iii) is subsequently obtained by Purchaser from an independent third-party source having no obligation of confidentiality to Seller; or (iv) is required to be disclosed by law. Purchaser shall timely advise Seller of any request, including a subpoena or similar legal inquiry, to disclose any such confidential information, so that Seller can seek appropriate legal relief.

         5.4 JOINT OBLIGATIONS. The following shall apply with equal force to Seller, Stockholder and Purchaser:

                  (a) NOTICE. Each party shall promptly give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty of the notifying party untrue or that might reasonably be expected to prevent the consummation of the transactions herein contemplated.

                  (b) PERFORMANCE. No party shall intentionally perform any act that, if performed, or omit to perform any act that, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or that would result in any representation or warranty herein contained of that party being untrue in any material respect as of the date hereof and as if originally made on and as of the Closing Date.

                                   ARTICLE VI

                         CONDITIONS PRECEDENT TO CLOSING

         6.1 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligation of Seller to consummate the transactions contemplated hereby is subject to fulfillment by Purchaser or written waiver by Seller, of each of the following conditions precedent on or prior to the Closing Date.

                  (a) TRUTH OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by Purchaser shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

                  (b) LEASES. Purchaser shall have entered into a Lease Assignment and Assumption Agreements in the form and substance reasonably satisfactory to Purchaser and Seller (the "Lease Assumption Agreements"), pursuant to which Purchaser shall have assumed the Leases.

                  (c) LEASED PREMISES. Purchaser shall have entered into a Lease with Joy Norvell for the premises (except that 1,000 square feet of warehouse space shall be excepted from the Lease) relating to the Business, now occupied by Seller, which shall provide for taxes, insurance, utilities and routine maintenance repairs to be paid by Purchaser and shall provide for a lease term of one (1) year with options to renew for four additional one (1) year terms followed by an option to renew for a further five (5) year term, rent of $77,400 per year, and repairs over $5,000 to be paid for by Joy Norvell (the "Building Lease"). Such Building Lease shall be in form and substance satisfactory to Purchaser and shall provide that after the initial one (1) year term either party may terminate the Building Lease by providing ninety (90) days written notice to the other party.

                  (d) ASSUMED LIABILITIES. Purchaser shall have entered into the Bill of Sale, Assignment and Assumption in the form and substance reasonably satisfactory to Purchaser and Seller (the "Bill of Sale, Assignment and Assumption"), pursuant to which Purchaser shall assume the Assumed Liabilities and will have obtained the consent of the lender with respect to the First American Bank Debt referred to in Section 2.1(c) hereof and the lessor of Seller's Lebanon Warehouse, both of whom will release Seller from all liability with respect to the assumed liabilities.

                  (e) OBLIGATIONS PERFORMED BY PURCHASER. All obligations of Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations that Purchaser would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed in all material respects.

                  (f) PURCHASER'S CLOSING CERTIFICATE. Purchaser shall have executed a closing certificate, dated as of the Closing Date, in form and content reasonably acceptable to Seller ("Purchaser's Closing Certificate"), pursuant to which (i) Purchaser shall represent and warrant to Seller that Purchaser's representations and warranties to Seller are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), (ii) that all covenants required by the terms hereof to be performed by Purchaser on or before the Closing have been so performed, and (iii) that all documents to be executed and delivered by Purchaser at or prior to the Closing have been executed by a duly authorized officer of Purchaser.

                  (g) NO SUIT, PROCEEDING OR INVESTIGATION. No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

                  (h) MANAGEMENT AGREEMENT. Purchaser shall have entered into a management agreement with the Seller pursuant to which each of Rick Norvell and Greg Norvell shall render services to Purchaser (the "Management Agreement"). The Management Agreement shall provide that Rick Norvell shall provide services to Purchaser for a term of three (3) years, shall provide for compensation of $200,000 per year to the Seller with respect to such services, shall contain restrictive covenants and set-off rights consistent with this Agreement, shall provide for eligibility for incentive stock options and shall include as a condition for continuation of the Management Agreement that (i) earnings for calendar year 1997 from continuing operations increase at least twelve percent (12%) over earnings from continuing operations for calendar year 1996 (as recasted by Purchaser's certified public accountants) and (ii) revenues and earnings from continuing operations for each of the calendar years 1998 and 1999 for the Division increase by at least twelve percent (12%) over the prior immediately preceding calendar year's revenues and earnings from continuing operations. The Management Agreement shall provide that Greg Norvell shall provide services to Purchaser for a term of one (1) year, shall provide for compensation to the Seller of $50,000 per year, and shall contain restrictive covenants and set-off rights consistent with the Agreement.

                  (i) RELEASE FROM CREDITORS. Seller shall have been generally released from any and all liabilities, obligations or claims, whether known or unknown, with respect to the Assumed Liabilities set forth in Section
2.1 hereof.

         6.2 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment by Seller and/or Stockholder or written waiver by Purchaser, of each of the following conditions precedent on or prior to the Closing Date.

                  (a) REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by Seller and Stockholder shall be true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

                  (b) INVENTORY. The value of the Inventory as of the Closing Date shall be no less than the Minimum Inventory Level as calculated in accordance with Section 3.2(c) hereof and shall be comprised of no less than $300,000 worth of product that is marketable and sellable in the month of the Closing Date.

                  (c) FINANCING. Purchaser shall have received proceeds of its financing in an amount and on terms acceptable to Purchaser (in its reasonable business discretion).

                  (d) OBLIGATIONS PERFORMED BY SELLER AND STOCKHOLDER. All obligations of Seller and Stockholder to be performed hereunder through, and including on the Closing Date (including, without limitation, all obligations which Seller and Stockholder would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed in all material respects.

                  (e) CONSENTS. All of the consents and estoppel letters referred to in Section 5.2(h) hereof, shall have been obtained or, to the extent any licenses, permits, consents or authorizations held by Seller are not assignable, Purchaser has either obtained licenses, permits, consents, or authorizations on substantially the same terms as such licenses, permits, consents, or authorizations have been issued to Seller, or has obtained binding commitments from the applicable governmental authorities (in form and content satisfactory to Purchaser in the exercise of its sole discretion) to issue such licenses and permits to Purchaser following the Closing.

                  (f) CERTAIN BUSINESS CONTRACTS. Purchaser shall have received the consents or reasonable assurance that the assignment will be accepted by the other contracting party referred to in Section 5.2(h) hereof with respect to those Business Contracts identified in Section 5.2(h), or requiring the consent to assignment of a third party, or such Business Contracts shall have been, with the consent of Purchaser, cancelled effective as of the Closing Date and shall have been re-signed in the name of Purchaser effective as of the Closing Date. In addition, Purchaser shall have entered into, or obtained reasonable assurances that it shall enter into supply agreements with Amole, Erickson Cosmetic Company, Midwest Bottle, Custom Packaging, Team Packaging, Packaging Technology and Customer Graphics, or alternate suppliers acceptable to Purchaser, in any case on terms reasonably satisfactory to Purchaser.

                  (g) ABSENCE OF SUITS. No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or materially hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

                  (h) LEASE ASSUMPTION AGREEMENTS. Seller shall have entered into the Lease Assumption Agreements.

                  (i) BUILDING LEASE. Joy Norvell shall have entered into the Building Lease.

                  (j) CLOSING CERTIFICATE OF SELLER AND STOCKHOLDER. Seller and Stockholder shall have executed a closing certificate, dated the Closing Date, in form and content reasonably acceptable to Purchaser ("Seller's Closing Certificate"), pursuant to which Seller and Stockholder jointly and severally represent and warrant to Purchaser that except as otherwise expressly provided for in this Agreement (i) between the date of this Agreement and the Closing
Date: (aa) there shall have been no material adverse change in the assets, business operations or condition, financial or otherwise, of the Division; (bb) the Division shall not have incurred any liabilities or obligations not reflected on the Balance Sheet except only in the ordinary course of business, not in violation of this Agreement, none of which are either individually or in the aggregate material and adverse; (cc) there shall have been no property damage, destruction or loss (whether or not covered by insurance) which materially adversely affects the business or assets of the Division; (dd) no suit, action or proceeding shall have been instituted or, to the best of Seller's and Stockholder's knowledge and belief, threatened against the Division (or against Seller or Stockholder with respect to the Division) an adverse determination of which could reasonably be expected to have a material adverse effect on the business or financial condition of the Division; and (ee) no strike, work stoppage or labor slow-down shall have been instituted or, to the best of Seller's and Stockholder's knowledge and belief after due inquiry, threatened by any group of employees of the Division, and (ii) that (aa) Seller's and Stockholder's representations and warranties to Purchaser are true and correct as of the Closing Date as if then originally made (or if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue); (bb) all covenants and obligations required by the terms hereof to be performed by Seller and Stockholder on or before the Closing Date have been fully performed, or waived by Purchaser; (cc) all documents to be executed and delivered by Seller and/or Stockholder at or prior to the Closing have been executed by duly authorized officers of Seller and/or Stockholder; and
(dd) Seller's Business as conducted by the Division prior to Closing is lawful and proper in all material respects and do not violate any applicable federal, state, county or township laws, rules, regulations or requirements, the non-compliance with which would have a material and adverse effect on Seller's Business as conducted by the Division or the use of the Purchased Assets by Purchaser after the Closing, and that after the Closing neither Seller nor Stockholder know or have any reason to believe that the use of the Purchased Assets by Purchaser to conduct its health and beauty care business in the same manner and to the same extent as Seller conducted Seller's Business as conducted by the Division before Closing, would violate any applicable federal, state, county or township laws, rules, regulations or requirements of a material nature. Such certificate, if and when delivered, shall for all purposes of this Agreement constitute additional joint and several representations and warranties of Seller and Stockholder to the same extent as if made in this Agreement.

                  (k) BILL OF SALE AND DOCUMENTS OF TITLE. Seller shall have delivered to Purchaser the Bill of Sale, Assignment and Assumption in form and content as attached hereto as Exhibit A together with such other documents of title and transfer transferring to Purchaser all right, title and interest in and to the Purchased Assets free and clear of all liens, claims, charges, liabilities, encumbrances and security interests of whatsoever kind and nature, subject only to the Assumed Liabilities.

                  (l) RECEIPT OF SATISFACTORY AUDIT REPORT. Purchaser shall have received and approved, in Purchaser's sole discretion, the audit report by a certified public accounting firm engaged by Purchaser.

                  (m) PURCHASER'S DUE DILIGENCE. Purchaser shall have completed its due diligence investigation of Seller and the results of such due diligence shall have been satisfactory to Purchaser, in its sole discretion.

                  (n) RECEIPT OF OPINION OF COUNSEL FOR SELLER AND STOCKHOLDER. Purchaser shall have received a favorable opinion (the "Legal Opinion") of legal counsel for Seller and Stockholder reasonably acceptable to Purchaser. The Legal Opinion shall be substantially in the form attached hereto as Exhibit B.

                  (o) DISCLOSURE SCHEDULES. Purchaser shall have received from Seller and Stockholder any Supplemental Disclosure Schedules referred to in
Section 4.1 hereof not less than ten (10) days prior to the Closing Date and Purchaser shall, in the exercise of its sole discretion, be entirely satisfied with the nature and extent of the disclosure made therein and the representations and warranties of Seller and Stockholder as modified by the disclosures contained in the Disclosure Schedules and any Supplemental Disclosure Schedules.

                  (p) MANAGEMENT AGREEMENT. Seller, Rick Norvell and Greg Norvell, respectively, shall have executed and delivered to Purchaser the Management Agreement attached as Exhibit C.

                  (q) CONSENTS AND APPROVALS. Purchaser shall have received all necessary consents and approvals with respect to the issuance of Stock Rights pursuant to this Agreement.

                  (r) RELEASE FROM CREDITORS. Each of Seller's creditors shall have generally released Purchaser from any and all liabilities, obligations or claims, whether known or unknown, with respect to the Excluded Liabilities set forth in Section 2.2 hereof, except for unknown potential claimants, governmental taxing authorities, governmental regulatory authorities, the Internal Revenue Service, the Tennessee Department of Revenue, governmental and public utility companies, vendors that have not been specifically designated by Purchaser, employees, and other unidentified general unsecured creditors.

                  (s) SCHEDULE OF PROPERTY AND LIST OF CREDITORS. Purchaser shall have received from Seller and Stockholder a list of Seller's existing creditors and a schedule of the property to be transferred pursuant to this Agreement in accordance with any applicable Bulk Sales Act.

                                   ARTICLE VII

                                     CLOSING

         7.1 TIME AND PLACE OF CLOSING. The transactions contemplated by this Agreement shall be consummated (the "Closing") within forty-five (45) days following the later to occur of the conditions precedent specified in Sections 6.2(c) and 6.2(m), or at such later date as the parties may mutually in writing agree (the "Closing Date"), at 10:00 a.m., prevailing business time, at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Road, Suite 1100, Phoenix, Arizona 85012-1656, or such other date, or at such other place, as shall mutually be agreed upon by Seller, Stockholder and Purchaser; provided, however, in no event shall the Closing occur within ninety (90) days from the date of this Agreement.

         7.2 FORM OF DOCUMENTS. At the Closing, the parties shall deliver to the other the documents, and shall perform the other acts, that are set forth in this Article VII. All documents that Seller and/or Stockholder shall deliver shall be in form and content reasonably satisfactory to Purchaser. All documents that Purchaser shall deliver shall be in form and content reasonably satisfactory to Seller and Stockholder.

         7.3 PURCHASER'S DELIVERIES. Subject to the fulfillment or written waiver of the conditions precedent set forth in Section 6.2 hereof, Purchaser, shall execute and/or deliver to Seller at the Closing all of the following:

                  (a) FUNDS. The Cash Component of the Purchase Price to be paid at the Closing.

                  (b)      THE STOCK RIGHTS. The Stock Rights.

                  (c) GOOD STANDING CERTIFICATE. A certificate of good standing of Purchaser, issued not earlier than three (3) days prior to the Closing Date by the Secretary of the State of Delaware.

                  (d) BILL OF SALE, ASSIGNMENT AND ASSUMPTION. The Bill of Sale, Assignment and Assumption executed by Purchaser.

                  (e) LEASE ASSUMPTION AGREEMENT. The Lease Assumption Agreement executed by Purchaser.

                  (f) CLOSING CERTIFICATE. Purchaser's Closing Certificate executed by Purchaser.

                  (g) INCUMBENCY CERTIFICATE. An incumbency and specimen signature certificate with respect to the officers of Purchaser executing this Agreement, and any other document delivered hereunder, on behalf of Purchaser.

                  (h) CORPORATE RESOLUTIONS. A certified copy of resolutions of Purchaser's board of directors authorizing the execution, delivery and performance of this Agreement, the Other Purchaser Agreements, and the transactions contemplated hereby and thereby.

                  (i) MANAGEMENT AGREEMENT. The Management Agreement executed by the Purchaser.

                  (j) OTHER DOCUMENTS. Without limitation by specific enumeration of the foregoing, all other documents reasonably required to consummate the transaction herein contemplated.

         7.4 SELLER'S DELIVERIES. Subject to the fulfillment or waiver of the conditions set forth in Section 6.1 hereof, Seller shall deliver to Purchaser at the Closing physical possession of all Purchased Assets, and shall execute (where applicable in recordable form) and/or deliver to Purchaser all of the following:

                  (a) GOOD STANDING AND EXISTENCE CERTIFICATES. Certificates of valid existence of Seller from the Secretary of State of Tennessee and certificates of good standing or certificates of existence from each state in which Seller is qualified to transact business issued not earlier than three (3) days prior to the Closing Date.

                  (b) INCUMBENCY CERTIFICATE. An incumbency and specimen signature certificate with respect to the officers of Seller executing this Agreement, and any other document delivered hereunder, on behalf of Seller.

                  (c) CORPORATE RESOLUTIONS. A certified copy of resolutions of Seller's board of directors and stockholders authorizing the execution, delivery and performance of this Agreement, the Other Seller Agreements, and the transactions contemplated hereby and thereby.

                  (d) BILL OF SALE, ASSIGNMENT AND ASSUMPTION. The Bill of Sale, Assignment and Assumption executed by Seller, transferring, conveying and assigning all of the Purchased Assets to Purchaser, free and clear of any and all liens, claims, charges, liabilities, encumbrances, and security interests of every kind and nature, subject only to the Assumed Liabilities.

                  (e) CLOSING CERTIFICATE. Seller's Closing Certificate executed by Seller and Stockholder.

                  (f) OPINION OF COUNSEL. The Legal Opinion executed by legal counsel for the Seller and Stockholder.

                  (g) CONSENTS AND ESTOPPEL LETTERS. All necessary consents and estoppel letters for the assignment of contracts, leases, purchase orders, sales orders, installation contracts, license agreements, permits and licenses which are to be assigned to Purchaser or permitted alternate arrangements with respect thereto.

                  (h) THE LEASES. The Lease Assumption Agreements executed by Seller.

                  (i)      RELEASES. The releases described in Section 5.2(i).

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
                  (j) MANAGEMENT AGREEMENT. The Management Agreement executed by Seller, Rick Norvell and Greg Norvell.

                  (k) OTHER DOCUMENTS. Without limitation by specific enumeration of the foregoing, all other documents reasonably required to consummate the transaction herein contemplated including, without limitation, all documents and instruments reasonably requested by Purchaser to assure itself that it receives good and marketable title to the Purchased Assets free and clear of all liens, claims, charges, liabilities, encumbrances and security interests of every kind and nature, subject only to the Assumed Liabilities.

         7.5 STOCKHOLDER'S DELIVERIES. Subject to the fulfillment or waiver of the conditions set forth in Section 6.1 hereof, Stockholder shall execute and deliver to Purchaser at the Closing all of the following:

                  (a) CLOSING CERTIFICATE. Seller's Closing Certificate executed by Seller and Stockholder.

                  (b) THE BUILDING LEASE. The Building Lease executed by Joy Norvell. ARTICLE VIII


                             POST-CLOSING AGREEMENTS

         8.1 MAINTENANCE OF EXISTENCE. Seller shall retain its corporate existence and Stockholder shall cause Seller to retain its corporate existence under the laws of the State of Tennessee at least until the first anniversary of the Closing Date.

         8.2 USE OF TRADEMARKS. Neither Seller nor Stockholder shall use and/or license or give any third party permission to use, any name or trademark that is deceptively similar to any of the names or trademarks that are included among the Purchased Assets. In the event that Seller or Stockholder learns of any such prohibited use, Seller and Stockholder shall immediately notify Purchaser of such use in writing. Seller and Stockholder shall diligently assist Purchaser, upon Purchaser's request and at Purchaser's expense, to prosecute any violation of the intellectual property rights acquired hereunder.

         8.3 BACK-UP. Seller and Stockholder shall, at Purchaser's request, furnish, at Purchaser's cost and expense, complete detailed back-up material with respect to the Purchased Assets, the past financial statements of Seller and the Assumed Liabilities as are then in Seller's or Stockholder's possession or are otherwise reasonably available to Seller or Stockholder.

         8.4 THIRD-PARTY CLAIMS. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date that are not subject to the indemnification provisions contained in Article X, and access to the books and records of Seller pertaining to a state of facts in existence on or prior to the Closing Date shall be provided pursuant to Section 8.6 hereof.

         8.5 FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Purchaser on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transaction herein provided.

         8.6 INSPECTION OF BOOKS AND RECORDS. Purchaser and Seller shall each make the books and records of Seller purchased or retained, respectively, pursuant to Sections 1.2(i), 1.3(e) and 1.3(f), including, without limitation, books and records pertaining to Seller's employees, available for inspection by the other party, or by its authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a three (3) year period after the Closing Date. The parties respective rights of inspection shall include, at the expense of the requesting party, the right to make extracts, copies or summaries. The representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party. The party requesting inspection of records of the other party shall reimburse such other party for the other party's out-of-pocket costs and expenses of complying with this Section.

         8.7 PAYMENTS OF ACCOUNTS RECEIVABLE OR EXCLUDED LIABILITIES.

                  (a) DELIVERY OF ACCOUNTS RECEIVABLE. In the event Seller shall, after the Closing, receive any instruments of payment of any of the Accounts Receivable, Seller shall immediately thereafter deliver it to Purchaser, endorsed where necessary, without recourse, in favor of Purchaser.

                  (b) NONPAYMENT OF ACCOUNTS RECEIVABLE. In the event any Account Receivable is not fully paid to Purchaser within sixty (60) days after the Closing Date, Purchaser may, at its option, tender it to Seller and/or Stockholder for the immediate payment by Seller or Stockholder at the face amount or the unpaid portion thereof. Seller and Stockholder shall only be required to make payments pursuant to this Section 8.7(b) in an amount up to five percent (5%) of the value of the Accounts Receivable as of the Closing Date. Notwithstanding the immediately preceding sentence, Seller and Stockholder shall not be responsible for any Accounts Receivable that is not fully paid solely as a result of Purchaser's wanton or willful acts of bad faith. If payment is not made as provided herein then, without limitation of any other remedy available to it, Purchaser may offset any amount owed by it to Seller under this Agreement, the Building Lease, the Management Agreement or otherwise.

                  (c) PAYMENT OF DISPUTED SUMS. The parties recognize that certain liabilities described in Article II may, depending upon certain factors (by way of example and not limitation, such as when the particular liability was incurred, whether it is current or reflected on the Balance Sheet), may, in accordance with Section 2.1, be an Assumed Liability or, in accordance with
Section 2.2, be an Excluded Liability. The parties also recognize that Purchaser may be called upon to discharge liabilities of this type and the importance of their prompt discharge to Purchaser's future conduct of its business. Accordingly, in the conduct of its business, it is understood that Purchaser may (but shall not be obligated to) discharge certain liabilities with respect to the Division within the above-described categories which may in fact constitute an Excluded Liability with respect to which there is not a good faith dispute between Seller and the party to whom the Excluded Liability is owed, as to Seller's liability therefor; provided, however, Purchaser will give Seller twenty (20) days notice prior to discharging any such liability. In such event, Purchaser shall give Seller notice in person to Stockholder or by U.S. Mail, telephone, facsimile or overnight delivery, of the liability or obligation to be discharged by Purchaser pursuant to this Section and Seller shall, upon request of Purchaser, promptly reimburse Purchaser for the amount thereof. Seller shall have no obligation to reimburse Purchaser unless the liability is an Excluded Liability and Seller is legally responsible to the person to whom the Excluded Liability is paid and without any right of offset that Seller reasonably and in good faith believes is applicable to the liability or obligation. The obligations of Seller and Stockholder to reimburse Purchaser pursuant to this Section 8.7(c) shall be joint and several.

         8.8 SATISFACTION OF OBLIGATIONS AND LIABILITIES. Seller shall (a) pay or cause to be paid all of the obligations and liabilities arising out of the Business, the Division or the Purchased Assets as they mature, except for obligations and liabilities contested in good faith, (b) maintain in all material respects and perform its obligations under all agreements and contracts to which it is bound in accordance with their terms and (c) comply in all material respects with all requirements of applicable federal, state and local laws, rules and regulations. Seller shall pay or cause to be paid in full all bills and invoices for labor, goods, materials, services and utilities of any kind relating to the Business, the Division or the Purchased Assets which were contracted for by Seller which were delivered to or performed on the Division, except for bills and invoices the payment of which is contested in good faith.

         8.9 APPROVAL OF SELLER'S LENDERS. Seller shall have received consents or releases from all of its lenders or other creditors that have filed liens against any of the Purchased Assets or whose consent is otherwise required for the transfer of the Purchased Assets.

                                   ARTICLE IX

                            POST CLOSING OBLIGATIONS

         9.1 OBLIGATIONS OF STOCKHOLDER.

                  (a) COVENANT NOT TO COMPETE. In consideration of the execution and delivery of this Agreement by Purchaser, and in consideration of the Purchase Price, and as additional consideration therefor, Seller and Stockholder unconditionally agree that during the Restricted Period (as defined below) Seller and Stockholder will not, directly or indirectly (including, without limitation, as a partner, shareholder, director, officer or employee of, or lender or consultant to, any other person or entity), or in any other capacity within, into or from the Restricted Territory (as defined below) engage in Seller's Business as conducted by the Division, or any aspect thereof, unless first authorized in writing by Purchaser, which authorization may be withheld in the sole and absolute discretion of Purchaser. For purposes of this Agreement, the term "Restricted Period" shall mean the period ending five (5) years from the Closing Date. For purposes of this Agreement, the term "Restricted Territory" shall mean worldwide, including the United States. If Seller or Stockholder violates any obligations under this Section 9.1(a) then the Restricted Period for that breaching entity shall be extended by the period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated. For purposes of this Section 9.1 only, Rick and Greg Norvell will be included within the defined term "Stockholder."

                  (b) NONSOLICITATION. In consideration of the execution and delivery of this Agreement by Purchaser, and in consideration of the payments by Purchaser of the Purchase Price, Seller and Stockholder agree that for a period of five (5) years following the Closing Seller and Stockholder will not, directly or indirectly, solicit or cause others to solicit (i) in respect of Seller's Business as conducted by the Division, any person or other entity that is, or was within the twelve (12) month period immediately prior to the Closing, a customer or supplier of the Division, or (ii) any person who, on the date hereof, is an employee of the Division, for employment or as an independent contractor with any person or entity, unless first authorized in writing by Purchaser, which authorization may be withheld in the sole and absolute discretion of Purchaser. If Seller or Stockholder violates its obligations under this Section 9.1(b), then the time periods hereunder with respect to the breaching entity only, shall be extended by the period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated.

                  (c) TRADE SECRETS AND OTHER INFORMATION. After the Closing, neither Seller nor Stockholder will communicate or divulge to, or use for the benefit of, any person, firm or corporation, other than Purchaser, or its or their agents and representatives, any of the trade secrets, methods, formulas, business and/or marketing plans, processes or any other proprietary or confidential information with respect to Purchaser or the Business conducted by the Division, and its or their business, financial condition, business operations or methods, or business prospects. The preceding sentence shall not apply to information that (i) is, was or becomes generally known or available to the public or the industry other than as a result of a disclosure by Seller or Stockholder in violation of this Agreement, or (ii) is required to be disclosed by law. Seller and Stockholder will advise Purchaser, in writing, of any request, including a subpoena or similar legal inquiry, to disclose any such confidential information, such that Purchaser can seek appropriate legal relief.

                  (d) CONFIDENTIALITY. At all times after the Closing, Seller and Stockholder will maintain as confidential the discussions among them and Purchaser, and the terms and conditions of this Agreement, and the other agreements to be executed in connection herewith, and except as required by law will not make any trade press or other announcement or disclosure in relation to such discussions whether before or after Closing without the prior written consent of Purchaser.

                  (e) EQUITABLE RELIEF. Seller and Stockholder acknowledge that the covenants contained in each of paragraphs (a), (b), (c) and (d) of this
Section 9.1 are a material inducement for Purchaser to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Accordingly, Seller and Stockholder acknowledge that the restrictions contained in each of paragraphs (a), (b), (c) and (d) of this Section 9.1 (including, without limitation, the Restricted Period and the Restricted Territory) are reasonable and necessary for the protection of Purchaser's investment in the Purchased Assets, and that a breach of any such restriction could not adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by Seller or Stockholder of any of the provisions of any of paragraphs (a), (b), (c) or (d) of this Section 9.1, Purchaser shall be entitled to obtain, without the necessity of posting bond therefor, an injunction (preliminary or permanent, or a temporary restraining order) restraining the breaching entity from the activity or threatened activity constituting, or that would constitute, a breach of this Agreement, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such a violation, which right shall be cumulative and in addition to any other rights or remedies to which Purchaser may be entitled.

                  (f) SEVERABILITY; SURVIVAL. Each and every provision set forth in this Section 9.1 is independent and severable from the others, and no provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of this Section 9.1 shall be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision shall be given effect to the maximum extent permitted by applicable law. Each provision of this Section 9.1 shall survive the Closing.

         9.2 OBLIGATIONS OF PURCHASER.

                  (a)      REGISTRATION RIGHTS. For purposes of this Section
9.2:

                           (i)      The terms "register", "registered", and
"registration" refer to a registration effected by preparing and filing a registration statement on Form S-1 or Form SB-2 or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document;

                           (ii)     The term "Registrable Securities" means the
shares of Common Stock issuable upon the exercise of the Stock Rights, if any, granted in accordance with Section 3.2(c) hereof; and

                           (iii)    The term "Holder" means the Stockholder.

                  (b) PIGGYBACK REGISTRATION. Commencing 180 days after the Purchaser has completed such initial registered offering of its Common Stock, if Purchaser proposes to register (including for this purpose a registration effected by Purchaser for stockholders other than the Holders) any of its shares of Common Stock under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration of securities to be offered to employees pursuant to an employee benefit plan on Form S-8, a registration in connection with an exchange offer or any acquisition, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), Purchaser shall give each Holder written notice of such proposed registration at least thirty (30) days prior to filing the registration statement respecting such proposed registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by Purchaser in accordance with Section 12.4, Purchaser shall cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered, subject to Sections 9.2(c) and (e) hereof.

                  (c) INFORMATION CONCERNING HOLDER. It shall be a condition precedent of the obligations of Purchaser to take any action pursuant to this Section 9.2 that the selling Holders shall furnish to Purchaser such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (d) EXPENSES. All expenses incurred in connection with the registration pursuant to Section 9.2 (other than underwriter's commissions and fees or any fees of others employed by selling Holder, including attorneys'
fees), including without limitation all registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for Purchaser, shall be borne by Purchaser.

                  (e) ACCEPTANCE OF UNDERWRITING AGREEMENT. Purchaser shall not be required under Section 9.2 to include any of the Registrable Securities in an underwriting of securities being issued by Purchaser unless all the Holders thereof accept the terms of the underwriting agreement as agreed upon between Purchaser and the underwriter selected by Purchaser, and then only in such quantity, if any, as will not, in the opinion of the managing underwriter, jeopardize or in any way reduce the success of the offering by Purchaser.

                  (f) EXPIRATION OF REGISTRATION RIGHTS. Any obligation of Purchaser to register the Registrable Securities pursuant to this Section 9.2(b) shall expire on the second anniversary of the receipt by Holders of the Common Stock underlying the Stock Rights.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY SELLER AND STOCKHOLDER.

                  (a) GENERAL. Seller and Stockholder, jointly and severally, covenant and agree to defend, indemnify and hold Purchaser harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action or cause of action that Purchaser may suffer or incur by reason of: (a) the material inaccuracy of any of the representations or warranties of Seller or Stockholder contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement; (b) any of the Excluded Liabilities; (c) the failure to comply with, or the breach, or the default by Seller or Stockholder of any of the covenants, warranties or agreements made by Seller or Stockholder contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement.

                  (b) ENVIRONMENTAL. Seller and Stockholder, jointly and severally, covenant and agree to defend, indemnify and hold Purchaser harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred by reason of the breach of the representations set forth in Section 4.4(ab) or 4.4(ac), including, but not limited to, the investigation, defense or settlement of any claim covered by this indemnity) with respect to or arising out of any demands, claims, inquiries, investigations, proceedings, actions or causes of action, environmental assessments and/or remediation expenses that Purchaser, may suffer or incur by reason of any breach of the representations set forth in Section 4.4(ab) or Section 4.4(ac) or:

                           (i)      any generation, transportation, storage,
treatment or disposal of industrial, toxic or hazardous substances or solid or hazardous wastes by, for the account, or for the benefit of Seller, occurring on or prior to the Closing Date including, without limitation, any waste or other disposal activities or discharges which occurred at a facility on which any portion of Seller's (or its predecessors') business was conducted, any waste or other disposal activities or discharges which occurred off of any such facility with regard to wastes and other substances generated at or on such facility, and any waste or other disposal activities or discharges which occurred on real estate owned or leased by Seller (or its predecessor) at any time whether or not Seller (or its predecessor) owned or leased such real estate at the time such waste or other disposal activities or discharges were engaged in, and whether or not Seller performed such waste or other disposal activities or discharges;

                           (ii)     any spills, discharges, leaks, emissions,
injections, escapes, dumping, or any releases or threatened releases as defined now or in the future under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, P.L. 96-510, as amended or reauthorized from time to time, or any other similar Federal, state or local laws, statutes, rules or regulations occurring on or prior to the Closing Date, including, but not limited to, both those releases or incidents involving potential or actual environmental contamination which required notification or reporting to appropriate Federal, state or local officials or agencies, or clean-up or remedial activities and those releases or incidents which occurred prior to the Closing Date, of any requirements imposing such notification or reporting obligations or clean-up or remedial activities, but which would have been subject to such obligations if they had occurred subsequent to the effective date of such requirements;

                           (iii)    any discharges to surface waters or
groundwaters occurring on or prior to the Closing Date;

                           (iv)     any air emissions occurring on or prior to
the Closing Date;

                           (v)      the exposure of and resulting consequences
to any persons, including, but not limited to, employees of Seller, to any mineral, chemical or industrial product, raw material intermediate, by-product or waste, or substance created, generated, processed, handled or originating at a facility at which Seller or Seller's predecessor conducted business on or prior to the Closing Date or otherwise used by Seller or Seller's predecessor in the conduct of its business or contained in or constituting a part of merchandise which was sold by Seller or Seller's predecessor;

                           (vii)    any violations by Seller occurring on or
prior to the Closing Date of Federal, state or local (A) environmental laws, (B) mine safety and reclamation laws, or (C) occupational or employee health and safety laws;

                           (vii)    any and all actions, failures to act and
negligence by Seller, or anyone acting for, or on behalf of Seller in monitoring, maintaining and upkeep of on-site storage, treatment and disposal facilities on or prior to the Closing Date;

                           (viii)   any use, removal, maintenance or monitoring
of storage tanks by Seller, or anyone acting for, or on behalf of Seller on or prior to the Closing Date; and

                           (ix)     any violations, fees, obligations or
failures by Seller, or anyone acting for, or on behalf of Seller to comply with any and all permit requirements on or prior to the Closing Date.

                  (c) BULK SALES MATTERS. Seller and Stockholder, jointly and severally, covenant and agree to defend, indemnify and hold Purchaser harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action or cause of action which Purchaser may suffer or incur by reason of any liability or obligation of Seller or Stockholder, of whatsoever nature and type, with respect to or arising under any applicable Bulk Sales Act.

                  (d) EXCLUSION FROM INDEMNIFICATION. Seller and Stockholder shall have no obligation to defend, indemnify and hold Purchaser harmless pursuant to Section 10.1(a) hereof with respect to any liability that is an Assumed Liability expressly set forth in Section 2.1 hereof.

                  (e) RIGHT OF OFFSET. Purchaser shall be entitled to offset any amount owed to Purchaser by Seller or Stockholder against any amount owing from Purchaser under the Building Lease, the Management Agreement, or otherwise to Seller or Stockholder. In addition, the Stock Rights will not be exercisable in the event any amount is owed to Purchaser by Seller or Stockholder and remains unpaid.

         10.2 INDEMNIFICATION BY PURCHASER. Purchaser covenants and agrees to defend, indemnify and hold Seller and Stockholder harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action and or cause of action that Seller or Stockholder may suffer or incur by reason of: (a) the inaccuracy of any of the representations or warranties of Purchaser contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement; (b) any Assumed Liability; or (c) the failure to comply with, the breach or the default by Purchaser of any of the covenants, warranties or agreements made by Purchaser in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement.

                  (a) EXCLUSION FROM INDEMNIFICATION. Purchaser shall have no obligation to defend, indemnify and hold Seller or Stockholder harmless pursuant to this Section 10.2 hereof with respect to any liability that is an Excluded Liability set forth in Section 2.2 hereof.

         10.3 NOTICE AND RIGHT TO DEFEND THIRD-PARTY CLAIMS. Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action or proceeding with respect to which indemnity may be sought pursuant to this Agreement, the party seeking to be indemnified or held harmless (the "Indemnitee") shall notify in writing, if possible, within sufficient time to respond to such claim or answer or otherwise plead in such action (but in any event within ten (10 days), the party from whom indemnification is sought (the "Indemnitor"). In case any claim, demand or assessment shall be asserted, or suit, action or proceeding commenced against the Indemnitee, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, at its own expense, with counsel satisfactory to the Indemnitee, whose consent to the selection of counsel shall not be unreasonably withheld or delayed, provided that the Indemnitor confirms to the Indemnitee that it is a claim to which its rights of indemnification apply. The Indemnitor shall have the right to settle or compromise monetary claims without the consent of Indemnitee; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from the Indemnitee, which consent shall be exercised in the sole discretion of the Indemnitee. After notice from the Indemnitor to the Indemnitee of Indemnitor's intent so to assume the defense, conduct, settlement or compromise of such action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement of such action while the Indemnitor is diligently defending, conducting, settling or compromising such action. The Indemnitor shall keep the Indemnitee apprised of the status of the suit, action or proceeding and shall make Indemnitor's counsel available to the Indemnitee, at the Indemnitor's expense, upon the request of the Indemnitee. The Indemnitee shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession and/or control of the Indemnitee. If the Indemnitor decides not to participate, the Indemnitee shall be entitled, at the Indemnitor's expense, to defend, conduct, settle or compromise such matter with counsel satisfactory to the Indemnitor, whose consent to the selection of counsel shall not be unreasonably withheld or delayed.

                                   ARTICLE XI

                                   TERMINATION

         11.1 RIGHT TO TERMINATE. Notwithstanding anything to the contrary contained herein, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing: (a) by Seller if the conditions precedent set forth in Section 6.1 are not satisfied or waived in writing by Seller; or (b) by Purchaser if the conditions precedent set forth in Section 5.2(i) or Section 6.2 are not satisfied or waived in writing by Purchaser.

         11.2 REMEDIES. No party shall be limited to the termination right granted in Section 11.1 hereof by reason of the nonfulfillment of any condition precedent to such party's closing obligations or a breach of another party's representations and warranties, but may, in the alternative, elect to do one of the following:

                  (a) PROCEED TO CLOSE. Proceed to Closing despite the nonfulfillment of any condition precedent to its obligation to proceed to Closing, it being understood that consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto. If Purchaser elects to proceed to Closing pursuant to this Section 11.2(a) despite Seller's violation of any condition precedent set forth in Section 6.2(b), the Purchase Price and the Cash Component thereof shall be reduced in accordance with Section 3.2(c). If Seller violates its covenant set forth in Section 5.2(b) and Purchaser elects to proceed to Closing notwithstanding such violation, the Purchase Price and the Cash Component thereof shall be reduced or further reduced, as the case may be, by an amount equal to the damages caused by Seller's violation to Purchaser (as determined by the certified public accountant selected by Purchaser).

                  (b) DECLINE TO CLOSE. Decline to proceed to Closing, terminate this Agreement as provided in Section 11.1 hereof, and thereafter seek damages as limited by, and only to the extent permitted in, Section 11.4 hereof.

         11.3 EVENTS ON TERMINATION. In the event the transactions contemplated hereby shall fail to be consummated for any reason whatsoever, the officers, directors, agents and representatives of Seller and Stockholder shall return to Purchaser, and Purchaser, its officers, directors, agents and representatives shall return to Seller, all written material obtained in connection with the proposed transactions, and shall keep confidential all confidential information acquired and shall not use such confidential information to unfairly compete with the other. Further, Purchaser shall destroy any internal analysis and spreadsheet data compiled utilizing confidential or financial information pertaining to Seller.

         11.4 RIGHT TO DAMAGES. If this Agreement is terminated, no party hereto shall have any liability or obligation to the other except as provided in the next paragraph; provided,

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however, that each party shall remain liable for (i) any wanton or willful breach of any of the party's representations and warranties or the terms of this Agreement; (ii) any wanton or willful failure by the party to perform any of his, her or its obligations or agreements contained in this Agreement; or (iii) any violation or breach of the party's obligations pursuant to Sections 5.2(g) or 11.3 hereof, in which case the party shall be liable for all of the other parties' out-of-pocket costs and expenses that were incurred in connection with the negotiations, due diligence reviews, preparation of this Agreement, and all of the other documents related to this transaction, and those costs and expenses that are incurred by the other party in pursuing such rights and remedies (including reasonable accounting and attorneys' fees).

         If Seller and/or Stockholder fails to proceed with the Closing for any reason other than in accordance with Section 11.1 hereof, Seller and Stockholder shall be jointly and severally liable to pay Purchaser a fee of $350,000 (the "Termination Fee") in addition to paying all of Purchaser's out-of-pocket costs and expenses, which amount shall be payable by wire transfer of same day funds within two days after the date such amount becomes due. Seller and Stockholder acknowledge that the agreements contained in this Section 11.4 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Purchaser would not enter into this Agreement; accordingly, if Seller and Stockholder fail to promptly pay the Termination Fee, Seller and Stockholder shall also pay Purchaser all its costs and expenses incurred by it in pursuing payment of such Termination Fee (including reasonable attorneys' fees).

         If the certified public accountant chosen by Purchaser to audit the Business determines that Seller has violated Section 5.2(b) or Section 5.2(c) hereof and as a result thereof Purchaser elects to terminate this Agreement, Seller and Stockholder shall be jointly and severally liable for all of Purchaser's out-of-pocket expenses that were incurred in connection with the negotiations, due diligence reviews, preparation of this Agreement, and all of the other documents related to this transaction, and those costs and expenses that are incurred by Purchaser in pursuing such rights and remedies (including reasonable accounting and attorneys' fees).

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 ASSIGNABILITY. Purchaser may assign all or part of its rights under this Agreement to any entity which it controls, is controlled by or is under common control with, and which entity shall assume all of Purchaser's obligations hereunder with respect to the rights so assigned.

         12.2 FEES. Seller, Stockholder and Purchaser each represent and warrant to the other that the respective warrantor has not dealt with and is not aware of any dealings with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the other party for arranging these transactions or introducing the parties to each other. Stockholder and Seller shall be solely responsible for

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their own fees and expenses incurred in connection with the negotiation, execution and consummation of this transaction, including without limitation legal and accounting fees and expenses, none of which shall be borne directly or indirectly by Purchaser. Purchaser shall be solely responsible (except as provided in Section 11.4) for its own fees and expenses incurred in connection with the negotiation, execution and consummation of this transaction, including without limitation legal and accounting fees and expenses, none of which shall be borne by Stockholder or Seller.

         12.3 NO OBLIGATION TO HIRE. Nothing contained in this Agreement shall impose, or be deemed to impose, upon Purchaser any obligation to employ or retain any persons who are employed by Seller as of the Closing Date or to offer employment to such persons under similar working conditions as those existing prior to the Closing.

         12.4 NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, or three
(3) business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

                           If to Seller:

                                    Designs by Norvell, Inc.
                                    115 Edgewood Street
                                    Alexandria, TN  37012
                                    Attention:  Joy Norvell Martin
                                    FAX:  (615) 529-2166

                                    With a copy to:

                                    Manier, Herod, Hollabaugh & Smith
                                    First Union Tower, Suite 2200
                                    150 Fourth Avenue North
                                    Nashville, TN  37219-2494
                                    Attention:  Mary Paty Lynn Jetton, Esq.
                                    FAX: (615) 242-4203

                           If to Stockholder:

                                    Joy Norvell
                                    c/o Designs by Norvell, Inc.
                                    115 Edgewood Street
                                    Alexandria, TN  37012
                                    FAX:  (615) 529-2166

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                                    With a copy to:

                                    Manier, Herod, Hollabaugh & Smith
                                    First Union Tower, Suite 2200
                                    150 Fourth Avenue North
                                    Nashville, TN  37219-2494
                                    Attention:  Mary Paty Lynn Jetton, Esq.
                                    FAX: (615) 242-4203

                           If to Purchaser:

                                    Leopold Styling Products, Inc.
                                    6105 North Palo Cristi Drive
                                    Paradise Valley, AZ  85253
                                    Attention:  Mr. Sam Leopold
                                    FAX:  (602) 481-3328
                                    With a copy to:

                                    O'Connor, Cavanagh, Anderson,
                                    Killingsworth & Beshears, P.A.
                                    One E. Camelback Road, Suite 1100
                                    Phoenix, Arizona 85012-1656
                                    Attention:  Robert S. Kant, Esq.
                                    FAX:  (602) 263-2900

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

         12.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each exhibit and schedule, shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

         12.6 NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

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         12.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         12.8 SEVERABILITY. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         12.9 APPLICABLE LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Arizona applicable to contracts made in that state.

         12.10 CONSTRUCTION. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:                         PURCHASER:

DESIGNS BY NORVELL, INC.,       LEOPOLD STYLING PRODUCTS, INC.,
a Tennessee corporation         a Delaware corporation

By:__________________________   By:____________________________

Its:_________________________   Its:___________________________

STOCKHOLDER:

_____________________________
Joy Norvell Martin

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
                   AGREEMENT OF RICK NORVELL AND GREG NORVELL

         The undersigned hereby acknowledge and agree to be bound by the provisions of Section 9.1 of the foregoing Asset Purchase Agreement.


                                                 ___________________________
                                                 Rick Norvell

                                                 ___________________________
                                                 Greg Norvell

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